UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Hercules Capital, Inc.
(Name of Registrant as Specified in Its Charter)

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April 24, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 annual meeting of stockholders of Hercules Capital, Inc. The annual meeting will be held on May 30, 2019 at 9:00 a.m., Pacific Time, at Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California.

Details regarding the business to be conducted at the annual meeting are more fully described in the accompanying notice of annual meeting and proxy statement.

Your vote is very important. Whether or not you plan to attend the annual meeting, please carefully review the enclosed proxy statement and then cast your vote. It is important that your shares be represented at the annual meeting, and you are encouraged to vote your shares as soon as possible. The enclosed proxy card contains instructions for voting over the Internet, by telephone, by QR Barcode or by returning your proxy card by mail in the envelope provided. For shares held in “street name,” please follow the relevant instructions for telephone and Internet voting provided by your broker, bank or other nominee.

Your continuing support of Hercules is very much appreciated.

Sincerely,

Scott Bluestein Interim Chief Executive Officer Chief Investment Officer

400 Hamilton Avenue, Suite 310
Palo Alto, California 94301
(650) 289-3060

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
HERCULES CAPITAL, INC.

Time	9:00 a.m., Pacific Time

Date	May 30, 2019

Place	Hercules Capital, Inc. 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301

Purpose	1.	Elect two directors who will serve for the term specified in the Proxy Statement.

	2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.

	3.	Ratify the selection of PricewaterhouseCoopers LLP to serve as our independent public accounting firm for the year ending December 31, 2019.

	4.	Transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Record Date
You have the right to receive notice of and to vote at the annual meeting if you were a stockholder of record at the close of business on April 24, 2019. We plan to begin mailing this Proxy Statement on or about April 29, 2019 to all stockholders entitled to vote their shares at the annual meeting.

Voting by Proxy
Please submit a proxy card or, for shares held in “street name,” voting instruction form as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. If you are a registered stockholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card. If your shares are held in “street name,” you will receive instructions for voting of shares from your broker, bank or other nominee, which may permit telephone or Internet voting. Follow the instructions on the voting instruction form that you receive from your broker, bank or other nominee to ensure that your shares are properly voted at the annual meeting.

The enclosed Proxy Statement is also available at www.proxyvote.com. This website also includes copies of the proxy card and our annual report to stockholders. Stockholders may request a copy of the Proxy Statement and our annual report by contacting our main office at (650) 289-3060.

By Order of the Board,

General Counsel, Chief Compliance Officer and Secretary

PROXY STATEMENT—TABLE OF CONTENTS

SUMMARY INFORMATION

This summary provides highlights about Hercules Capital, Inc., and information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider when deciding how to vote your shares. The “Company,” “Hercules,” “HTGC,” “we,” “us” and “our” refer to Hercules Capital, Inc. and its wholly owned subsidiaries and its affiliated securitization trusts.

About Hercules and 2018 Financial Highlights

We are a specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a variety of technology, life sciences and sustainable and renewable technology industries.

2018 Peer Group Analysis

As of December 31, 2018, the Company generally outperformed most of its Peer Group (defined on page 29) over the one-, three- and five-year period as follows:

Performance Period	Return on Average Assets (excl. cash)		Return on Equity		Return on Invested Capital		Average Annual Shareholder Returns (“AASR”)
	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group
1-year	5.6%	100%	10.8%	100%	5.7%	100%	-6.9%	48%
3-year	5.9%	100%	10.8%	100%	5.9%	100%	6.6%	52%
5-year	6.0%	100%	10.6%	100%	6.1%	100%	1.5%	49%

−1-, 3- and 5-year calculations of performance are based on data through the most recently reported quarter (fiscal year end for HTGC), and as of December 31, 2018 for AASR.

−Companies with less than three and/or less than five full years of historical financial and AASR performance are excluded.

−Financial Services peers are excluded from analysis of capital allocation because services companies are not as capital intensive as REITs and BDCs, which are primarily engaged in direct investment of firm capital.

−The data is from S&P Capital IQ and is not adjusted by Frederic W. Cook & Co., Inc., or F.W. Cook, which means the data may not reflect internal adjustments regularly made by Hercules or by the peer companies when assessing their performance.

Voting Matters and Recommendations

Agenda Items		Board Vote Recommendation	Page Reference (for more detail)
1.	To elect two directors who will serve for the term specified in the Proxy Statement.	FOR	6

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	FOR	47

3.	To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) to serve as our independent public accounting firm for the fiscal year ending December 31, 2019.	FOR	49

[1]	SUMMARY INFORMATION

Board Nominees

Name	Age	Director Since	Independent(1)	Board Committee Members
				AC	CC	NCGC
Joseph F. Hoffman	70	2015	X	C	—	M
Doreen Woo Ho	71	2016	X	—	M	C

AC = Audit Committee CC = Compensation Committee NCGC = Nominating and Corporate Governance Committee

M = Member C = Committee Chairman

(1) Under the rules and regulations of the SEC and the listing standards of New York Stock Exchange (“NYSE”).

Corporate Governance Highlights

•	Board Independence: Independent directors comprise the majority of our board of directors (“Board”) (8 out of 9 directors).
•	Lead Independent Director: A lead independent director enhances our Board’s management oversight responsibilities.
•	Board Committee: All of the members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee (“NCG Committee”) are independent directors.
•	Board Accountability: Our Board and its committees conduct scheduled meetings in executive session, out of the presence of our chief executive officer.
•	Risk Management: Our Board and its committees remain in close contact with, and receive reports on various aspects of our business from, our senior management team and independent auditors.
•	The “Corporate Governance” section of this Proxy Statement provides further information about our corporate governance practices, Board structure and Board committees.

Executive Compensation

Consistent with our Board’s recommendation and our stockholders’ preference, we submit an advisory vote to approve our executive compensation (otherwise known as “say-on-pay”) on an annual basis. Accordingly, we are seeking your approval, on an advisory basis, of the compensation for our NEOs, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

2018 Executive Compensation Highlights

For a summary of our 2018 executive compensation and key features of our executive compensation programs, please refer to the Executive Summary of the “Compensation Discussion and Analysis” section of this Proxy Statement on page 25.

Auditor Matters

We are seeking your ratification of PwC as our independent public accounting firm for the 2019 fiscal year. The following table summarizes the fees billed by PwC for the fiscal year ending December 31, 2018, (please refer to the proposal on page 49):

2018 (in millions)
Audit Fees	$1.3
Audit-Related Fees	—
Tax Fees	$0.1
All Other Fees	0.2
Total	$1.6

For 2018, 81.3% of the 2018 fees represented audit and audit-related fees.

SUMMARY INFORMATION	[2]

General Information

For general information regarding our Proxy Statement, please review the questions and answers at the end of our Proxy Statement. For questions in which you require additional information, please call us at (650) 600-5405 or send an e-mail to Melanie Grace, Secretary, at mgrace@htgc.com.

You may cast your vote in any of the following ways:

Internet Visit www.proxyvote.com. You will need the 16-digit control number included in the proxy card, voter instruction card or notice.	QR Code You can scan the QR Code on your proxy card to vote with your mobile phone.	Phone Call 1-800-690-6903 or the number on your voter instruction form. You will need the control number included in your proxy card.	Mail Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	In Person Attend the meeting in person.

[3]	GENERAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 17, 2019, the beneficial ownership of each current director, each nominee for director, our NEOs, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 17, 2019 are deemed to be outstanding and beneficially owned by the person holding such options or warrants. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of ownership is based on 97,072,866 shares of common stock outstanding as of April 17, 2019.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and directors is c/o Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301.

Our directors are divided into two groups—interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “40 Act”), and independent directors are all other directors.

Name and Address of Beneficial Owner	Type of Ownership	Number of Shares Owned Beneficially(1)	Percentage of Class
Interested Director
Manuel A. Henriquez(2)	Record/Beneficial	2,350,799	2.4%

Independent Directors
Robert P. Badavas(3)	Record/Beneficial	171,801		*
Jorge Titinger	Record/Beneficial	3,994		*
Thomas J. Fallon(4)	Record/Beneficial	65,955		*
Brad Koenig	Record/Beneficial	10,549		*
Joseph F. Hoffman(5)	Record/Beneficial	44,382		*
Doreen Woo Ho(6)	Record/Beneficial	22,230		*
Carol L. Foster(7)	Record	3,446		*
Gayle Crowell(8)	Record	4,315		*

Other Named Executive Officers
Seth H. Meyer(9)	Record	40,355		*
Scott Bluestein(10)	Record/Beneficial	404,006		*
Melanie Grace(11)	Record/Beneficial	44,784		*
Gerard R. Waldt, Jr.(12)	—	—	—
David Lund(12)	—	—	—

Executive officers and directors as a group (14 persons)(13)			3.3%
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(2)	Includes 134,247 shares of restricted stock and 378,091 shares of vested deferred restricted stock units and dividend equivalent shares. 1,771,889 shares of common stock held by the Henriquez Family Trust of which 862,784 shares are pledged as a security; 54,348 shares of common stock held in trusts for the benefit of Mr. Henriquez children; and 12,224 shares of common stock held in the Manuel Henriquez-Roth IRA. Mr. Henriquez disclaims any beneficial ownership interest of such shares except to the extent of his pecuniary interest therein. On March 13, 2019, we announced that Mr. Henriquez had voluntarily stepped aside as Chairman of the Board and Chief Executive Officer of the Company. Robert Badavas, the lead independent director of the Company, was elected as Interim Chairman of the Board. Scott Bluestein, the Company’s Chief Investment Officer, was elected Interim Chief Executive Officer.
(3)	Includes 20,000 shares of common stock that can be acquired upon the exercise of outstanding options. All shares are held of record by the Robert P. Badavas Trust of 2007, and Mr. Badavas disclaims any beneficial ownership interest of such shares except to the extent of his pecuniary interest therein.
SECURITY OWNERSHIP INFORMATION	[4]

(4)	Includes 25,000 shares of common stock that can be acquired upon the exercise of outstanding options. All shares are held of record by the Fallon Family Revocable Trust, and Mr. Fallon disclaims any beneficial ownership interest of such shares except to the extent of his pecuniary interest therein.
(5)	Includes 20,000 shares of common stock that can be acquired upon the exercise of outstanding options and 1,666 shares of restricted common stock. All shares are held of record by the Hoffman Trust, and Mr. Hoffman disclaims any beneficial ownership interest of such shares except to the extent of his pecuniary interest therein.
(6)	Includes 10,000 shares of common stock that can be acquired upon the exercise of outstanding options.
(7)	Includes 3,446 shares of restricted common stock.
(8)	Includes 4,315 shares of restricted common stock.
(9)	Includes 40,355 shares of restricted common stock.
(10)	Includes 136,978 shares of vested deferred restricted stock and dividend equivalent shares and 53,684 shares of restricted common stock.
(11)	Includes 22,253 shares of vested deferred restricted stock and dividend equivalent shares and 7,494 shares of restricted common stock.
(12)	On September 7, 2018, Mr. Waldt departed the Company and Mr. Lund assumed the responsibilities of Chief Accounting Officer in addition to his responsibilities as Interim Chief Financial Officer. On March 4, 2019, Mr. Lund retired from his position as Interim Chief Financial Officer, and the Company appointed Mr. Meyer as Chief Financial Officer. Mr. Meyer also serves as the principal accounting officer and principal financial officer of the Company. Mr. Lund is continuing to serve the Company as a consultant.
(13)	Includes 75,000 shares of common stock that can be acquired upon the exercise of outstanding options, 537,322 shares of vested deferred restricted stock and dividend equivalent shares and 245,207 shares of restricted common stock.
*	Less than 1%.

The following table sets forth as of April 17, 2019, the dollar range of our securities owned by our directors and executive officers.

Name	Dollar Range of Equity Securities Beneficially Owned
Interested Director
Manuel A. Henriquez	Over $100,000

Independent Directors
Robert P. Badavas	Over $100,000
Jorge Titinger	$50,000-$100,000
Thomas J. Fallon	Over $100,000
Brad Koenig	Over $100,000
Joseph F. Hoffman	Over $100,000
Doreen Woo Ho	Over $100,000
Carol L. Foster	$0-$50,000
Gayle Crowell	$50,000-$100,000

Other Named Executive Officers
Seth H. Meyer	Over $100,000
Scott Bluestein	Over $100,000
Melanie Grace	Over $100,000
Gerard R. Waldt, Jr	—
David Lund	—

[5]	SECURITY OWNERSHIP INFORMATION

PROPOSAL 1: ELECTION OF DIRECTORS

The Board unanimously recommends that you vote FOR the nominees for director
(Item 1 on your proxy card)

General

On March 13, 2019, the Company announced that Mr. Henriquez voluntarily stepped aside as Chairman of the Board and Chief Executive Officer of the Company. Mr. Badavas, the lead independent director of the Company, was elected Interim Chairman of the Board. Mr. Henriquez is not a nominee to serve as a director on our Board.

The Board currently consists of nine directors and is divided into three classes. Each class of the Board serves a staggered three-year term. Our Class III directors, whose terms expire at the annual meeting, are Joseph F. Hoffman, Doreen Woo Ho and Manuel A. Henriquez.

The Board has determined that, effective as of the annual meeting, the size of the Board shall be set at eight directors and Class III should be reduced to two directors. The nominees to Class III of the Board this year are Mr. Hoffman and Ms. Woo Ho. The nomination of Mr. Hoffman and Ms. Woo Ho to stand for election at the annual meeting has been recommended by the NCG Committee and has been approved by the Board. Mr. Hoffman and Ms. Woo Ho, if elected, each will serve for a three-year term expiring at the 2022 Annual Meeting of Stockholders, or until their successor is duly elected and qualified, or until their earlier death, resignation or removal from the Board.

Mr. Hoffman and Ms. Woo Ho are not being nominated as a director for election pursuant to any agreement or understanding between such person and Hercules. Mr. Hoffman and Ms. Woo Ho have indicated their willingness to continue to serve if elected and have consented to be named as nominees. Each of Mr. Hoffman and Ms. Woo Ho is not an “interested person” of Hercules, as such term is defined under the 1940 Act.

Director Qualifications

The Board recognizes that it is important to assemble a body of directors that, taken together, has the skills, qualifications, experience and attributes appropriate for functioning as a Board, and working with management, effectively. The NCG Committee is responsible for maintaining a well-rounded and diverse Board that has the requisite range of skills and qualifications to oversee the Company effectively. The NCG Committee has not established a minimum qualification for director candidates. Our Board does not have a specific diversity policy, but considers diversity of race, religion, national origin, gender, sexual orientation, disability, cultural background and professional experiences in evaluating candidates for Board membership. The diversity of background and experience includes ensuring that the Board includes individuals with experience or skills sufficient to meet the requirements of the various rules and regulations of the NYSE and the SEC, such as the requirements to have a majority of independent directors and an Audit Committee Financial Expert. However, in light of our business, the primary areas of experience and qualifications sought by the NCG Committee in incumbent and director candidates include, but are not limited to, the following:

•	Client Industries—Experience with venture capital-backed companies in general, and our specific portfolio company industries – technology, life sciences, middle market, and sustainable and renewable technology.
•	Banking/Financial Services—Experience with commercial or investment banking, mutual fund, or other financial services industries, including regulatory experience and specific knowledge of the Securities Act of 1933, as amended (the “Securities Act”).
•	Leadership/Strategy—Experience as a CEO, COO, President, CFO, or significant division manager responsible for leading a large team and establishing and executing successful business strategies.
•	Finance, IT and Other Business Operations—Experience related to finance, accounting, IT, treasury, human resources, or other key business processes.
•	Enterprise Risk Management—Experience with enterprise risk management processes and functions.
•	Public Company Board Experience and Governance—Experience with corporate governance issues, particularly in publicly-traded companies.
•	Strategic Planning—Experience with senior executive-level strategic planning for publicly-traded companies, private companies, and non-profit entities.
•	Mergers and Acquisitions—Experience with public and private mergers and acquisitions, both in identifying and evaluating potential targets, as well as post-acquisition integration activities.
PROPOSAL 1	[6]

For each director, we have highlighted certain key areas of experience that qualify him or her to serve on the Board in each of their respective biographies below beginning on page 10.

A stockholder can vote for or withhold his, her or its vote for the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominees named in this Proxy Statement. If the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of the person nominated by our Board as a replacement. Our Board has no reason to believe that the nominees will be unable or unwilling to serve.

Required Vote

This proposal requires the affirmative vote of the holders of a plurality of the shares of stock outstanding and entitled to vote thereon. Stockholders may not cumulate their votes. If you vote “withhold authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for this proposal.

Broker Non-Votes

Broker non-votes are votes cast for shares held by a broker or other nominee for which the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares on non-routine proposals. Proposal 1 is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1, the election of directors. Therefore, if you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your shares will have no effect on Proposal 1.

[7]	PROPOSAL 1

Information about the Directors and Executive Officers

For each director, we have highlighted certain key areas of experience that qualify him or her to serve on the Board in each of their respective biographies below.

Name, Address, and Age(1)	Position(s) held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During the past 5 years(2)
Independent Directors
Robert P. Badavas (66)	Director	Class I Director since 2006	Retired. Chairman and Chief Executive Officer of PlumChoice, provider of remote technical services and support, from 2011-2016.	Constant Contact, Inc., an online marketing company, from 2007-2016.

Carol L. Foster (55)	Director	Class I Director since 2019
Former Chief Operating Officer and Chief Financial Officer of SharesPost, Inc., supporting late-stage, private growth companies and the entrepreneurs that build them by providing liquidity and a better private capital market from 2017-2018. Founder of CLF Advisors LLC from 2015-2017. Chief Financial Officer of PENSCO Trust Company from 2013-2015
None.

Jorge Titinger (58)	Director	Class I Director since 2017
President and Founder of Titinger Consulting, a private consulting and advisory service provider since 2016. President and Chief Executive Officer of Silicon Graphics International, a leader in high-performance computing from 2012-2016, which was acquired by Hewlett Packard Enterprise in 2016.

Cohu, a global leader in test and handling equipment, thermal subsystems, test contacting, vision inspection and MEMS test solutions since 2018.
Xcerra, supplies products and services to the semiconductor and electronics manufacturing industry from 2012-2018. CalAmp, a pure-play pioneer in the connected vehicle and broader Industrial Internet of Things marketplace since 2015.

Gayle Crowell (68)	Director	Class II Director since 2019	Senior Operating Consultant at Warburg Pincus, a global private equity firm focused on growth investing since 2002.	Envestnet, a provider of integrated portfolio, practice management, and reporting solutions to financial advisors and institutions since 2016.

Thomas J. Fallon (57)	Director	Class II Director since 2014	Chief Executive Officer of Infinera Corporation, manufacturer of high capacity optical transmission equipment, since 2010.	Infinera Corporation since 2014.

PROPOSAL 1	[8]

Name, Address, and Age(1)	Position(s) held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During the past 5 years(2)
Brad Koenig (60)	Director	Class II Director since 2017
Former Founder and Chief Executive Officer of FoodyDirect.com, an online marketplace that features foods from the top restaurants, bakeries and artisan purveyors around the country from 2011-2018 which was acquired by Goldbelly, Inc. in 2018. Head of Global Technology Investment Banking at Goldman Sachs, from 1990-2005.
GSV Capital Corporation, identifies and invests in rapidly growing late stage venture capital-backed private companies from 2015-2017.

Joseph F. Hoffman (70)	Director Nominee	Class III Director since 2015	Retired. SEC Reviewing Partner and Silicon Valley Professional for KPMG from 1998-2009.	None.

Doreen Woo Ho (71)	Director Nominee	Class III Director since 2016	Commissioner of the San Francisco Port Commission since May, 2011 and served as President from 2012 to 2014.	U.S. Bank since 2012.
(1)	The address for each officer and director is c/o Hercules Capital, Inc., 400 Hamilton Avenue., Suite 310, Palo Alto, California 94301.
(2)	No director otherwise serves as a director of an investment company subject to the 1940 Act.
[9]	PROPOSAL 1

Director Nominees Biographies

The biographical information for the director nominees is as follows:

Joseph F. Hoffman	Board Committee:	Independent:
	• Audit, Chair	Yes
• Nominating

Mr. Hoffman, 70, is retired from KPMG LLP after 26 years as a partner and senior executive. He has served as a director on our Board since April 2015 and his term expires in 2019.

Business Experience:	•	SEC Reviewing Partner and Silicon Valley Professional Practice Partner, KPMG LLP (1998-2009)
	•	Audit Partner and Business Unit Partner in Charge, KPMG LLP (1983-1998)

Private Directorships:	•	LiveOps, Inc., a call center services company (since 2013)
	•	KPMG LLP, an audit, tax, and advisory professional services firm. (2005-2009)

Audit Committees:	•	LiveOps, Inc. (since 2013)
	•	KPMG LLP (2005-2009)
	•	Willamette University (since 2014)

Non-Profit Leadership:	•	Board of Trustees, Willamette University (since 2011)

Memberships:	•	California Society of Certified Public Accountants
	•	National Association of Corporate Directors
	•	American College of Corporate Directors
	•	Association of Governing Boards of Universities and Colleges

Education:	•	Bachelor’s degree in Mathematics and Economics, Willamette University
	•	Master’s degree in Business Administration, Stanford Graduate School of Business
	•	Certified public accountant, State of California
Skills/ Qualifications:	In particular, Mr. Hoffman’s key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—extensive experience in the technology, manufacturing, and financial services industries
•
Finance and Enterprise Risk Management—extensive experience as an advisor to senior management and audit committees on complex accounting, financial reporting, internal controls, and enterprise risk management

	•	Leadership/Strategy—significant experience as a business executive and director
	•	Governance—experience as the chairman of the governance committee with corporate governance issues, particularly in a publicly-traded company
	•	Banking/Financial Services—experience with banking, mutual funds, or other financial services industries, including regulatory experience and specific knowledge of the Securities Act
	•	Strategic Planning—experience with senior executive level strategic planning for publicly-traded companies, private companies and/or non-profit companies

PROPOSAL 1	[10]

Doreen Woo Ho	Board Committee:	Independent:
	• Nominating, Chair	Yes
• Compensation

Ms. Woo Ho, 71, is currently a Commissioner of the San Francisco Port Commission and also an Independent Director of US Bancorp. She was previously a senior executive who has held top management roles at some of the largest commercial banks in America, including Wells Fargo Bank, Citibank and United Commercial Bank. She has served as a director on our Board since October 2016 and her term expires in 2019.

Business Experience:	•	President and Chief Executive Officer of United Commercial Bank (2009)
	•	Executive Vice President, Enterprise Marketing, Student Loans and Corporate Trust, Wells Fargo & Company (2008)
	•	President of the Consumer Credit Group, Wells Fargo Bank (1998-2007)
	•	Senior Vice President of National Business Banking, US Consumer Bank, Citibank (1974-1998)

Public Directorships:	•	U.S. Bank (since 2012)

Prior Directorships:	•	United Commercial Bank (2009)

Private Directorships:	•	San Francisco Opera (since 1992)

Other Experience:	•	Commissioner of the Port of San Francisco (since 2011)
	•	Wells Fargo Bank Management Committee member (1999-2008)

Education:	•	Bachelor’s in History from Smith College
	•	Masters in East Asian Studies from the School of International and Public Affairs at Columbia University
Skills/ Qualifications:	In particular, Ms. Woo Ho’s key areas of skill/qualifications include, but are not limited to:
	•	Banking/Financial Services—held a variety of key executive and management positions at large global financial institutions
	•	Leadership/Strategy—extensive experience as a director and executive with broad operational experience in investments and finance
	•	Finance, IT and other Business Processes—extensive experience in commercial lending, sales marketing as well as other key business processes
	•	Enterprise Risk Management—extensive experience in risk management and regulatory compliance in banking services
	•	Governance—gained extensive experience as CEO of a banking institution in corporate governance and executive management
	•	Strategic Planning—experience with senior executive level strategic planning for publicly-traded companies, private companies and/or non-profit companies

[11]	PROPOSAL 1

Independent Director Biographies

The biographical information for each of the independent directors is as follows:

Robert P. Badavas	Board Committee:	Independent:
	• Audit	Yes – Lead Director

Mr. Badavas, 66, retired in August 2016 as Chairman and Chief Executive Officer of PlumChoice, a venture-backed technology, software and services company (since December 2011). He was appointed Interim Chairman of the Board in March 2019 and has served as a director on our Board since March 2006. His term expires in 2020.

Business Experience:	•	President, Petros Ventures, Inc., a management and advisory services firm (2009-2011 and 2016-present)
	•	President and Chief Executive Officer of TAC Worldwide, a multi-national technical workforce management and business services company (2005-2009)
	•	Executive Vice President and Chief Financial Officer, TAC Worldwide (2003-2005)
	•	Senior Partner and Chief Operating Officer, Atlas Venture, an international venture capital firm (2001-2003)
	•	Chief Executive Officer at Cerulean Technology, Inc., a venture capital backed wireless application software company (1995-2001)
	•	Certified Public Accountant, PwC (1974-1983)

Public Directorships:	•
Constant Contact, Inc., including chairman of the audit committee, a provider of email and other engagement marketing products and services for small and medium sized organizations, acquired by Endurance International Group Holdings, Inc., (2007-2016)

Prior Directorships:	•	PlumChoice
	•	Arivana, Inc.; a telecommunications infrastructure company—publicly traded until its acquisition by SAC Capital
	•	RSA Security; an IT security company—publicly traded until its acquisition by EMC
	•	On Technology; an IT software infrastructure company—publicly traded until its acquisition by Symantec
	•	Renaissance Worldwide; an IT services and solutions company—publicly traded until its acquisition by Aquent

Other Experience:	•	Board of Trustees. Bentley University (since 2005); Chairman (since 2018); Vice Chairman (2013-2018)
	•	Board of Trustees Executive Committee and Corporate Treasurer, Hellenic College/Holy Cross School of Theology (2002-2018)
	•	Trustee Emeritus, The Learning Center for the Deaf; Board Chair (1995-2005)
	•	Master Professional Director Certification, American College of Corporate Directors
	•	National Association of Corporate Directors
	•	Annunciation Greek Orthodox Cathedral of New England, Parish Council President (since 2016)

Education:	•	Bachelor’s degree in Accounting and Finance from Bentley University
Skills/ Qualifications:	In particular, Mr. Badavas’ key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—extensive experience in software, business and technology enabled services and venture capital
•
Leadership/Strategy—significant experience as a senior corporate executive in private and public companies, including tenure as chief executive officer, chief financial officer and chief operating officer

•
Finance, IT and Other Business Strategy and Enterprise Risk Management—prior experience as a CEO directing business strategy and as a CFO directing IT, financing and accounting, strategic alliances and human resources and evaluation of enterprise risk in such areas

	•	Governance—extensive experience as an executive and director of private and public companies with governance matters
	•	Strategic Planning—experience with senior executive level strategic planning for publicly-traded companies, private companies and/or non-profit companies
	•	Mergers and Acquisitions—experience with public and/or private company M&A both in identifying targets and evaluating potential targets, as well as post-acquisition integration activities

PROPOSAL 1	[12]

Gayle Crowell	Board Committee:	Independent:
	• Compensation	Yes

Ms. Crowell, 68, serves as Senior Operating Consultant at Warburg Pincus, a global private equity firm focused on growth investing (since 2002). She has served as a director on our Board since February 2019 and her term expires in 2021.

Business Experience:	•	President and CEO, RightPoint Software (acquired by E.piphany), developed customer relationship management software (1998-2000)
•
Senior Vice President and General Manager, ViewStar (acquired by Mosaix), a network based process automation software encompassing workflow automation, document image processing and information management company (1994-1998)

	•	Vice President of Worldwide Sales, Oracle Corporation, a computer technology corporation (1990-1992)
	•	Vice President of Sales, DSC, a networking company (1989-1990)
	•	Vice President of Sales, Cubix Corporation, a company that designs, engineers and manufactures computer hardware systems (1985-1989)

Public Directorships:	•	Envestnet, a leading provider of integrated portfolio, practice management, and reporting solutions to financial advisors and institutions (2016-present)

Private Directorships:	•	Dude Solutions, the leading provider of cloud-based operations management software to optimize facilities, assets and workflow (2014-present)

Prior Directorships:	•
MercuryGate, a developer of a transportation management system and offers a software that enables shippers, carriers, brokers, freight forwarders and third party logistics providers to plan, monitor and track shipments (2014-2018)

	•	Yodlee, develops an account aggregation service that allows users to see their credit card, bank, investment, email, travel reward accounts, etc. on one screen (2002-2015)
	•	Coyote Logistics, a third-party logistics provider that combines a centralized marketplace with freight and transportation solutions to empower your business (2011-2015)
	•	SRS (2004-2013)
	•	TradeCard, a SaaS collaboration product that was designed to allow companies to manage their extended supply chains including tracking movement of goods and payments (2009-2013)

Education:	•	Bachelor of Science from University of Nevada Reno
Skills/ Qualifications:	In particular, Ms. Crowell’s key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—significant experience in venture capital and technology
	•	Banking/Financial Services—held a variety of key executive and management positions at large global financial institutions
	•	Leadership/Strategy—extensive experience as a director and executive with broad operational experience in investments and finance
	•	Finance, IT and other Business Processes—extensive experience in commercial lending, sales marketing as well as other key business processes
	•	Enterprise Risk Management—experience in managing enterprise risk as CEO
	•	Governance—experienced in both corporate governance and executive compensation for both public and private companies
	•	Strategic Planning—experience with senior executive level strategic planning for publicly-traded companies, private companies and/or non-profit companies
	•	Mergers and Acquisitions—experience with public and/or private company M&A both in identifying targets and evaluating potential targets, as well as post-acquisition integration activities

[13]	PROPOSAL 1

Thomas J. Fallon	Board Committee:	Independent:
	• Nominating	Yes

Mr. Fallon, 57, currently serves as Chief Executive Officer of Infinera Corporation (since 2010) and a member of Infinera’s board of directors (since 2009). He has served as a director on our Board since July 2014 and his term expires in 2021.

Business Experience:	•	Chief Executive Officer, Infinera Corporation (2010-Current)
	•	Chief Operating Officer, Infinera Corporation (2006-2009)
	•	Vice President of Engineering and Operations, Infinera Corporation (2004-2006)

Other Business Experience:	•	Vice President, Corporate Quality and Development Operations of Cisco Systems, Inc. (2003-2004)
	•	General Manager of Cisco Systems’ Optical Transport Business Unit, VP Operations, VP Supply, various executive positions (1991-2003)

Prior Directorships:	•	Piccaro, a leading provider of solutions to measure greenhouse gas concentrations, trace gases and stable isotopes (2010-2016)

Other Experience:	•	Member, Engineering Advisory Board of the University of Texas at Austin
	•	Member, President’s Development Board University of Texas

Education:	•	Bachelor’s degree in Mechanical Engineering from the University of Texas at Austin
	•	Master’s degree in Business Administration from the University of Texas at Austin
Skills/ Qualifications:	In particular, Mr. Fallon’s key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—significant experience in venture capital and technology
	•	Leadership/Strategy—extensive experience as a director and executive in both public and private companies
	•	Governance—experienced in both corporate governance and executive compensation for both public and private companies
	•	Strategic Planning-experience with senior executive level strategic planning for publicly-traded companies, private companies and/or non-profit companies
	•	Mergers and Acquisitions—experience with public and/or private company M&A both in identifying targets and evaluating potential targets, as well as post-acquisition integration activities

PROPOSAL 1	[14]

Carol L. Foster	Board Committee:	Independent:
	• Audit	Yes

Ms. Foster, 55, formerly served as Chief Operating Officer and Chief Financial Officer of SharesPost, Inc., supporting late-stage, private growth companies and the entrepreneur that build them by providing liquidity and a better private capital market from 2017 to 2018. She has served as a director on our Board since January 2019 and her term expires in 2020.

Business Experience:	•	Founder, CLF Advisors LLC (2015-2017)
	•	Chief Financial Officer, PENSCO Trust Company (2013-2015)
	•	Partner, Chief Financial Officer, Calera Capital LL (fka Fremont Partners) (2004-2007)
	•	Director, Technology Investment Banking, Merrill Lynch & Co. (1995-2003)
	•	Associate, Mergers & Acquisitions, Goldman, Sachs & Co (1992-1995)

Non-Profit Leadership:	•	Risk and Audit Committee Member, Sacred Heart Schools (since 2017)

Education:	•	Bachelor of Science from Southern Methodist University
	•	Master’s in Business Administration from Columbia University Graduate School of Business
Skills/ Qualifications:	In particular, Ms. Foster’s key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—significant experience in venture capital and technology
	•	Banking/Financial Services—held a variety of key executive and management positions at large global financial institutions
	•	Leadership/Strategy—extensive experience as a director and executive with broad operational experience in investments and finance
	•	Finance, IT and other Business Processes—extensive experience in commercial lending, sales marketing as well as other key business processes
	•	Strategic Planning—experience with senior executive level strategic planning for publicly-traded companies, private companies and/or non-profit companies
	•	Mergers and Acquisitions—experience with public and/or private company M&A both in identifying targets and evaluating potential targets, as well as post-acquisition integration activities

[15]	PROPOSAL 1

Brad Koenig	Board Committee:	Independent:
	• Audit	Yes
• Compensation
• Nominating

Mr. Koenig, 60, founded and served as Chief Executive Officer of FoodyDirect.com, an online marketplace that features foods from the top restaurants, bakeries and artisan purveyors around the country from 2011-2018 when the company was acquired by Goldbelly, Inc. He has served as a director on our Board since October 2017 and his term expires in 2021.

Business Experience:	•	Head of Global Technology Investment Banking at Goldman Sachs, a leading global investment banking, securities and investment management firm (1990-2005).
	•	Co-Head of Global Technology, Media and Telecommunications at Goldman Sachs (2002-2005)

Private Directorships:	•	Theragenics Corporation, medical device company serving the surgical products and prostate cancer treatment markets (2013-present)

Prior Directorships:	•	GSV Capital Corporation, identifies and invests in rapidly growing late stage vesture capital-backed private companies (2015-2017)
•
EveryAction Software, the leading technology provider to Democratic and progressive campaigns and organizations, offering clients an integrated platform of the best fundraising, compliance, field, organizing, digital and social networking products (2009-2018)

Other Experience:	•	Adviser to Oak Hill Capital Management, a private equity firm

Education:	•	Bachelor’s degree in Economics from Dartmouth College
	•	Master’s degree in Business Administration from Harvard Business School
Skills/ Qualifications:	In particular, Mr. Koenig’s key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—significant experience in venture capital and technology
	•	Leadership/Strategy—extensive experience as a director and executive in both public and private companies
	•	Finance, IT and Other Business Processes—extensive experience as a manager and CEO related to finance, accounting, IT, treasury, human resources, or other key business processes
	•	Banking/Financial Services—experience with banking, mutual funds, or other financial services industries, including regulatory experience and specific knowledge of the Securities Act
	•	Mergers and Acquisitions—experience with public and/or private company M&A both in identifying targets and evaluating potential targets, as well as post-acquisition integration activities

PROPOSAL 1	[16]

Jorge Titinger	Board Committee:	Independent:
	• Compensation, Chair	Yes

Mr. Titinger, 58, currently serves as Principal and Founder of Titinger Consulting (since 2016), a private consulting and advisory service provider focusing on strategy development and execution, board governance, operational transformations, and culture changes. He has served as a director on our Board since December 2017 and his term expires in 2020.

Business Experience:	•	President and Chief Executive Officer of Silicon Graphics International, leader in high performance computing (2012-2016)
	•	President and Chief Executive Officer of Verigy, Inc., provider of advanced automated test systems and solutions to the semiconductor industry (2008-2011)
	•	Senior Vice President and General Manager, Product Business Groups of FormFactor, Inc., the leading provider of essential test and measurement technologies for the semiconductor industry (2007-2008)
	•	Senior Vice President, Global Operations & Corporate Support Groups of KLA-Tencor Corporation, the leading provider of process control and yield management solutions (2002 – 2007)
•
Vice President, Global Operations, Silicon Business Sector (SBS) Products of Applied Materials, Inc., a leader in materials engineering solutions used to produce virtually every new chip and advanced display in the world (1998 – 2002)

	•	President and Chief Operating Officer of Insync Systems, Inc., a gas delivery systems manufacturer (1995-1998)
	•	Vice President, Operations/Co-Founder of NeTpower, Inc., a high-performance computer workstations and servers manufacturer (1992-1995)
	•	Director, Manufacturing Engineering of MIPS Computer Systems, Inc./Silicon Graphics, Inc., a Graphics Computing Company (1989-1992)
	•	Test Engineering Manager, Networked Computers Manufacturing Operations of Hewlett-Packard Company, a Graphics Computing Company (1985-1989)

Public Directorships:	•	Cohu, a global leader in test and handling equipment, thermal subsystems, test contacting, vision inspection and MEMS test solutions
•
CalAmp, a pure-play pioneer in the connected vehicle and broader Industrial Internet of Things marketplace with its extensive portfolio of intelligent communications devices, robust and capable cloud platform, and targeted software applications

Private Directorships:	•	Transtech Glass Investment Ltd., a specialty glass company for the transportation market
	•	Panasas Inc, a supplier of innovative storage solutions to the high performance computing industry

Prior Directorships:	•	Xcerra (acquired by Cohu), parent company of four brands that have been supplying innovative products and services to the semiconductor and electronics manufacturing industry
	•	Semiconductor Equipment & Material International (Semi), North America, global industry association serving the manufacturing supply chain for the micro- and nano-electronics industries
	•	Transtech Glass Investment Ltd., a specialty glass company for the transportation market.
	•	Silicon Graphics International
	•	Verigy, Inc.
	•	Electroglas, Inc., provides advanced wafer probers, device handlers, test floor management software and services
	•	Thermawave acquired and integrated into Kla-Tencor Corporation

Other Experience:	•	Former Board Member, Unidad de Negocios Transaccionales (Grupo El Comercio)
	•	Chairman of the Board, Hispanic Foundation of Silicon Valley (HFSV)
	•	Former Board Member, Information Technology & Audit Committees, Stanford Children’s Hospital
	•	Advisory Board Member, Hispanic IT Executive Council (HITEC), Silicon Valley Education Foundation

Education:	•	Bachelor’s degree in Electrical Engineering from Stanford University
	•	Master’s degree in Electrical Engineering from Stanford University
	•	Master’s degree in Engineering Management and Business from Stanford University
Skills/ Qualifications:		In particular, Mr. Titinger’s key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—significant experience in venture capital and technology
	•	Leadership/Strategy—extensive experience as a director and executive in both public and private companies
	•	Finance, IT and Other Business Processes—extensive experience as a manager and CEO related to finance, accounting, IT, treasury, human resources, or other key business processes.
	•	Enterprise Risk Management—experience in managing enterprise risk as CEO
	•	Governance—experienced in both corporate governance and executive compensation for both public and private companies
	•	Strategic Planning—experience with senior executive level strategic planning for publicly-traded companies, private companies and/or non-profit companies
	•	Mergers and Acquisitions—experience with public and/or private company M&A both in identifying targets and evaluating potential targets, as well as post-acquisition integration activities

[17]	PROPOSAL 1

CORPORATE GOVERNANCE

Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our chairman and chief executive officer, our chief financial officer, our chief investment officer, our general counsel, and our other officers and employees, and by reviewing materials provided to them and participating in meetings of our Board and its committees.

Because our Board is committed to strong and effective corporate governance, it regularly monitors our corporate governance policies and practices to ensure we meet or exceed the requirements of applicable laws, regulations and rules, and the NYSE’s listing standards. The Board has adopted a number of policies to support our values and good corporate governance, including corporate governance guidelines, Board committee charters, insider trading policy, code of ethics, code of business conduct and ethics, and related person transaction approval policy. The Board has approved corporate governance guidelines that provide a framework for the operation of the Board and address key governance practices. Examples of our corporate governance practices include:

•	Continued Board Recruitment and Refreshment
•	Lead Independent Director
•	Majority Independent Directors
•	Independent Audit and Compensation, Nominating and Governance Committees
•	Annual Board and Committee Self-Evaluations
•	Annual Board Review of Senior Management Succession Plans
•	Anti-Hedging Policy
•	Active Stockholder Outreach
•	Pay for Performance Philosophy
•	Stock Ownership Guidelines for Executives and Directors
•	Clawback Provisions for Executive Incentive Compensation
•	No Tax Gross-Up Payments

Our Board will continue to review and update the corporate governance guidelines, corporate governance practices, and our corporate governance framework.

Board Leadership Structure

Our Board is currently comprised of eight independent directors and one interested director, including an independent chairman of the Board and a lead independent director position to further strengthen our governance structure. In addition, all of the members of our Audit Committee, Compensation Committee, and NCG Committee are independent directors. Even though no executive officers are currently members of the Board, our Board and its committees remain in close contact with Hercules’ management and receive reports on various aspects of Hercules’ management and enterprise risk directly from our senior management and independent auditors. Our Board believes this provides an efficient and effective leadership model for the Company.

No single leadership model is right for all companies at all times. Our Board recognizes that depending on the circumstances, other leadership models, such as electing the chief executive officer to the Board or combining the role of chairman of the Board with the role of chief executive officer, might be appropriate. Accordingly, our Board periodically reviews its leadership structure.

Lead Independent Director

Our Board has instituted the lead independent director position to provide an additional measure of balance, ensure our Board’s independence, and enhance its ability to fulfill its management oversight responsibilities. Mr. Badavas currently serves as our lead independent director (along with being our independent chairman of the Board). The lead independent director:

•	Has the authority to call meetings of the independent directors.
•	Frequently consults with our chief executive officer about strategic policies.
CORPORATE GOVERNANCE	[18]

•	Provides our chief executive officer with input regarding Board meetings.
•	Serves as a liaison between the chief executive officer and the independent directors.
•	Otherwise assumes such responsibilities as may be assigned to him by the independent directors.

Board Oversight of Risk

While day-to-day risk management is primarily the responsibility of our management team, our Board, as a whole and through its committees, is responsible for oversight of the risk management processes.

Our Audit Committee has oversight responsibility not only for financial reporting with respect to our major financial exposures and the steps management has taken to monitor and control such exposures, but also for the effectiveness of management’s enterprise risk management process that monitors and manages key business risks facing our company. In addition to our Audit Committee, the other committees of our Board consider the risks within their areas of responsibility. For example, our Compensation Committee considers the risks that may be posed by our executive compensation program.

Management provides regular updates throughout the year to our Board regarding the management of the risks they oversee at each regular meeting of our Board. Also, our Board receives presentations throughout the year from various department and business group heads that include discussion of significant risks as necessary. Additionally, our full Board reviews our short and long-term strategies, including consideration of significant risks facing our business and their potential impact.

During 2018, in addition to unanimous written consents, the Board held the following meetings:

Type of Meeting		Number
•	Regular Meetings to address regular, quarterly business matters	8
•	Other Meetings to address business matters that arise between quarters, such as fair valuing the portfolio investments, quarterly audit committee presentations and review and approval of earnings reports, among other matters	3

Each director makes a diligent effort to attend all Board and committee meetings, as well as our annual meeting of stockholders. All directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they served. Each of our then-serving directors attended our 2018 annual meeting of stockholders in person.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, and a NCG Committee. A brief description of each committee is included in this Proxy Statement and the charters of the Audit, Compensation, and NCG Committees are available on the Investor Relations page of our website at http://investor.htgc.com/governance-documents.

As of the date of this Proxy Statement, the members of each of our Board Committees are as follows (the names of the respective committee chairperson are bolded and noted with a “C”):

Audit	Compensation	Nominating and Governance
Joseph F. Hoffman-C Robert P. Badavas Brad Koenig Carol L. Foster	Jorge Titinger-C Brad Koenig Doreen Woo Ho Gayle Crowell	Doreen Woo Ho-C Thomas J. Fallon Joseph F. Hoffman Brad Koenig

Each of our directors who sits on a committee satisfies the independence requirements for purposes of the rules promulgated by the NYSE and the requirements to be a non-interested director as defined in Section 2(a)(19) of the 1940 Act. Mr. Hoffman, Chairman of the Audit Committee and Messrs. Badavas, Foster and Koenig, members of the Audit Committee, are each an “audit committee financial expert” as defined by applicable SEC rules.

[19]	CORPORATE GOVERNANCE

Committee Governance

Each committee is governed by a charter that is approved by the Board, which sets forth each committee’s purpose and responsibilities. The Board reviews the committees’ charters, and each committee reviews its own charter, on at least an annual basis, to assess the charters’ content and sufficiency, with final approval of any proposed changes required by the full Board.

Committee Responsibilities and Meetings

The key oversight responsibilities of the Board’s committees, and the number of meetings held by each committee during 2018, are as follows:

Audit Committee	Number of meetings held in 2018: 3
•	Overseeing the accounting and financial reporting processes and the integrity of the financial statements.
•	Establishing procedures for complaints relating to accounting, internal accounting controls or auditing matters.
•	Examining the independence qualifications of our auditors.
•	Assisting our Board’s oversight of our compliance with legal and regulatory requirements and enterprise risk management.
•	Assisting our Board in fulfilling its oversight responsibilities related to the systems of internal controls and disclosure controls which management has established regarding finance, accounting, and regulatory compliance.
•	Reviewing and recommending to the Board the valuation of the Company’s portfolio.
Compensation Committee	Number of meetings held in 2018: 1
•	Oversees our overall compensation strategies, plans, policies and programs.
•	The approval of director and executive compensation.
•	The assessment of compensation-related risks.
Nominating and Corporate Governance Committee	Number of meetings held in 2018: 3
•	Discharging our Board’s responsibilities related to general corporate governance practices, including developing, reviewing and recommending to our Board a set of principles to be adopted as the Company’s Corporate Governance Guidelines.
•	Conducting an annual performance evaluation of our Board, its committees, and its members.
•	Reviewing board composition, size, and refreshment and identifying and recommending to our Board qualified director candidates.
•	Overseeing succession planning for CEO and NEOs of the Company.
•	Criteria considered by the NCG Committee in evaluating qualifications of individuals for election as members of the Board consist of the independence and other applicable NYSE corporate governance requirements; the 1940 Act and all other applicable laws, rules, regulations and listing standards; and the criteria, polices and principles set forth in the NCG Committee charter.
•	Considers nominees properly recommended by a stockholder. Stockholder recommendations for candidates for the Board should be sent to the Nominating and Corporate Governance Committee, c/o Melanie Grace, Secretary, 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301. The NCG Committee will evaluate any such recommendations using the same criteria as it uses for other candidates.
•	The NCG Committee regularly considers the composition of our Board to ensure there is a proper combination of skills and viewpoints. In 2018, the NCG Committee conducted a search to identify new director nominee candidates who would enhance the mix of leadership skills and qualifications on our Board. On January 11, 2019, the Board increased its size to eight directors and filled the vacancy by appointing Carol L. Foster to serve on the Board until her earlier resignation or removal. On February 4, 2019, the Board increased its size to nine directors and filled the vacancy by appointing Gayle Crowell to serve on the Board until such time as her successor is duly elected and qualified or until their earlier resignation or removal.
CORPORATE GOVERNANCE	[20]

Director Independence

The NYSE’s listing standards and Section 2(a)(19) of the 1940 Act require that a majority of our Board and every member of our Audit, Compensation, and NCG Committees are “independent.” Under the NYSE’s listing standards and our corporate governance guidelines, no director will be considered to be independent unless and until our Board affirmatively determines that such director has no direct or indirect material relationship with our company or our management. Our Board reviews the independence of its members annually.

In determining that Ms. Woo Ho, Foster and Crowell and Messrs. Badavas, Fallon, Hoffman, Koenig and Titinger are independent, our Board, through the NCG Committee, considered the financial services, commercial, family and other relationships between each director and his or her immediate family members or affiliated entities, on the one hand, and Hercules and its subsidiaries, on the other hand.

Communication with the Board

We believe that communications between our Board, our stockholders and other interested parties are an important part of our corporate governance process. Stockholders with questions about Hercules are encouraged to contact Michael Hara, Investor Relations at (650) 433-5578. However, if stockholders believe that their questions have not been addressed, they may communicate with our Board by sending their communications to Hercules Capital, Inc., c/o Melanie Grace, Secretary, 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301. All stockholder communications received in this manner will be delivered to one or more members of our Board.

Mr. Badavas currently serves as the lead independent director, and he presides over executive sessions of the independent directors. Parties may communicate directly with Mr. Badavas by sending their communications to Hercules Capital, Inc., c/o Melanie Grace, Secretary at the above address. All communications received in this manner will be delivered to Mr. Badavas.

All communications involving accounting, internal accounting controls and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or our code of ethics, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, will be referred to Melanie Grace, Secretary. The communication will be forwarded to the chair of our Audit Committee if our secretary determines that the matter has been submitted in conformity with our whistleblower procedures or otherwise determines that the communication should be so directed. The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Code of Business Conduct and Ethics

Our code of business conduct and ethics requires that our directors and executive officers avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of Hercules. Pursuant to our code of business conduct and ethics, which is available on the Governance Documents page of our website at http://investor.htgc.com/governance-documents, each director and executive officer must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our Audit Committee. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by our Board.

Availability of Corporate Governance Documents

To learn more about our corporate governance and to view our corporate governance guidelines, code of business conduct and ethics, and the charters of our Audit Committee, Compensation Committee, and NCG Committee, please visit the Investor Relations page of our website at http://investor.htgc.com/governance-documents under “Governance Documents.” Copies of these documents are also available in print free of charge by writing to Hercules Capital, Inc., c/o Melanie Grace, Secretary, 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301.

Compensation Committee Interlocks and Insider Participation

All members of our Compensation Committee are independent directors and none of the members are present or past employees of the Company. No member of our Compensation Committee: (i) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act; or (ii) is an executive officer of another entity, at which one of our executive officers serves on the Board.

[21]	CORPORATE GOVERNANCE

Certain Relationships and Related Transactions

We have established a written policy to govern the review, approval and monitoring of transactions involving the Company and certain persons related to Hercules. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with Hercules, including our officers, directors, and employees and any person controlling or under common control with us.

In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with Hercules, our officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, Hercules, companies controlled by us and our employees and directors. We will not enter into any agreements unless and until we are satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, we have taken appropriate actions to seek Board review and approval or exemptive relief from the SEC for such transaction.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe, based on a review of Forms 3, 4 and 5 and any amendments thereto filed with the SEC and other information known to us, that during fiscal year 2018, our directors, officers (as defined in the rules under Section 16 of the Exchange Act), and any greater than 10% stockholders have complied with all Section 16(a) filing requirements in a timely manner, with the exception of the following filed late due to administrative oversight: one Form 4 for Mr. Waldt, two Form 4’s for Messrs. Henriquez, Bluestein, Fallon, Hoffman, Koenig and Titinger and Ms. Grace and four Form 4’s for Ms. Woo Ho.

CORPORATE GOVERNANCE	[22]

INFORMATION ABOUT EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Our executive officers perform policy-making functions for us within the meaning of applicable SEC rules. They may also serve as officers of our other subsidiaries. There are no family relationships among our directors or executive officers.

The following information outlines the name and age of our executive officers (as of the date of this Proxy Statement) and his or her principal occupation with the Company, followed by the biographical information of each of such executive officer:

Name	Age	Principal Occupation
Scott Bluestein	40	Interim Chief Executive Officer and Chief Investment Officer
Seth H. Meyer(1)	50	Chief Financial Officer
Melanie Grace	50	General Counsel, Chief Compliance Officer and Secretary
(1)	On March 4, 2019, Mr. Lund retired from his position as Interim Chief Financial Officer, and the Company appointed Mr. Meyer as Chief Financial Officer. Mr. Meyer also serves as the principal accounting officer and principal financial officer of the Company. Mr. Lund is continuing to serve the Company as a consultant.

Executive Biographies

Scott Bluestein joined us in 2010 as Chief Credit Officer. He was promoted to Chief Investment Officer in 2014 and elected Interim Chief Executive Officer in 2019. Mr. Bluestein is responsible for overseeing the business and operations of the company, as well as managing the investment teams and investments made by the Company.

Business Experience	•	Founder and Partner, Century Tree Capital Management (2009-2010)
	•	Managing Director, Laurus-Valens Capital Management, an investment firm specializing in financing small and microcap growth-oriented businesses through debt and equity securities (2003-2009)
	•	Member of Financial Institutions Coverage Group focused on Financial Technology, UBS Investment Bank (2000-2003)

Education/Other:	•	Bachelor’s in Business Administration from Emory University

Seth H. Meyer joined us in 2019 as Chief Financial Officer. Mr. Meyer oversees the financial and accounting functions of the Company.

Business Experience	•	Chief Financial Officer, Swiss Re Corporate Solutions Ltd. (2011-2017)
	•	Managing Director, Swiss Re, serving as Group Tax Director, Finance Division Operating Officer and Head of Finance Large Transactions (2000-2011)
	•	Senior Tax Manager, PricewaterhouseCoopers LLP (1997-2000)
	•	Tax Manager, Jackson National Life Insurance Company (1994-1997)
	•	Senior Tax Accountant, KPMG Peat Marwick (1992-1994)
	•	Tax/Audit Assistant, Burke & Stegman CPAs (1990-1992)

Education/Other:	•	Bachelor’s in Accounting from Michigan State University
	•	Master’s in Professional Accounting from Michigan State University
[23]	EXECUTIVE OFFICERS

Melanie Grace joined us in 2015 as General Counsel, Chief Compliance Officer and Secretary. She has over 19 years of experience representing public and private companies in securities, compliance and transactional matters. Ms. Grace oversees the legal and compliance function for the Company and serves as secretary for the Company and select subsidiaries.

Business Experience	•	Chief Legal Officer and Corporate Secretary, WHV Investments, Inc. where she also served as interim Chief Compliance Officer (2011-2015)
• Member, Management, Operations and Proxy Committees, WHV Investments, Inc. (2013-2015)
• Chair, Ethics Committee, WHV Investments, Inc. (2013-2015)
	•	Chief Counsel, Corporate, NYSE Euronext (2005-2008)
	•	Associate, Fenwick & West LLP (2000-2005)

Education/Other:	•	Bachelor’s and Master’s in History from the University of California, Riverside
	•	Juris Doctor from Boston University School of Law
	•	Member, State Bar of California
	•	Registered In-House Counsel, New York
	•	Designated Investment Adviser Certified Compliance Professional®
EXECUTIVE OFFICERS	[24]

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis discusses our 2018 executive compensation program, as it relates to the following executive officers:

Manuel A. Henriquez(1)	Former Chairman of the Board of Directors and Former Chief Executive Officer (“CEO”)
Scott Bluestein(1)	Interim Chief Executive Officer and Chief Investment Officer
Melanie Grace	General Counsel, Chief Compliance Officer and Secretary
David Lund(2)	Former Interim Chief Financial Officer (“CFO”)
Gerard R. Waldt, Jr.(2)	Former Interim Chief Accounting Officer
(1)	On March 13, 2019, we announced that Mr. Henriquez had voluntarily stepped aside as Chairman of the Board and Chief Executive Officer of the Company. Mr. Badavas, the lead independent director of the Company, was elected as Interim Chairman of the Board. Mr. Bluestein, the Company’s Chief Investment Officer, was elected Interim Chief Executive Officer.
(2)	On September 7, 2018, Mr. Waldt departed the Company, and Mr. Lund assumed the responsibilities of Chief Accounting Officer in addition to his responsibilities as Interim Chief Financial Officer. On March 4, 2019, Mr. Lund retired from his position as Interim Chief Financial Officer, and the Company appointed Mr. Meyer as Chief Financial Officer. Mr. Meyer also serves as the principal accounting officer and principal financial officer of the Company. Mr. Lund is continuing to serve the Company as a consultant.

We refer to Messrs. Henriquez, Bluestein, Lund and Waldt and Ms. Grace as our “named executive officers,” or “NEOs”.

Executive Summary

Under the oversight of our Compensation Committee, the Company’s executive compensation program is designed to attract, incent and retain talented individuals who are critical to our continued success and our corporate growth and who will deliver sustained strong performance over the longer term. Our executive compensation program is designed to motivate the Company’s executive officers to maintain the financial strength of the Company while avoiding any inappropriate focus on short-term profits that would impede the Company’s long-term growth and encourage excessive risk-taking.

In 2018, the Company continued to review and enhance our compensation practices in accordance with our executive compensation philosophy. The review considered both compensation levels and company performance over a one-, three-, and five-year period from 2014 to 2018 (the “Performance Periods”). The 2018 compensation decisions made by the Compensation Committee considered the fact that our performance relative to a peer group of companies was generally above the median, and in most cases above the 90th percentile, measured using:

•	Return on average assets (“ROAA”)
•	Return on equity (“ROE”)
•	Return on investment capital (“ROIC”)
•	Average Annual Shareholder Return (“AASR”)

The Company’s incentive compensation practices are significantly limited by the requirements imposed on us as an internally managed business development company (“BDC”) pursuant to the 1940 Act. (See “Limitations Imposed by the Investment Company Act of 1940” below). These are regulatory limitations related to our corporate structure that are relatively unique and do not apply to most other publicly-traded companies. As discussed further below, our NEOs were compensated to reflect the Company’s performance during the Performance Periods.

In addition to key factors involved in the 2018 decisions made by the Compensation Committee, we continue to maintain the enhancements to our executive officer compensation program that we adopted in 2016, such as our clawback policy for all Section 16 officers and consideration of a mix of corporate and individual performance factors for our NEOs. In 2018, the Company entered into retention awards with Messrs. Henriquez and Bluestein that provide for certain benefits upon certain terminations of employment.

[25]	EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

The primary principle of our compensation program is to align a substantial portion of executive compensation to the financial strength, long-term profitability, and risk management of the Company and to the creation of long-term stockholder value.

As an internally managed BDC, the Company’s compensation program is designed to encourage our NEOs to think and act like stockholders. The structure of the NEOs’ compensation program is designed to encourage and reward the following factors, among other things:

•	Sourcing and pursuing attractively priced investment opportunities to venture-backed and selected publicly-listed companies;
•	Maintaining credit quality, monitoring financial performance, and ultimately managing a successful exit of the Company’s investment portfolio;
•	Achieving the Company’s dividend objectives (which focus on stability and potential growth);
•	Providing compensation and incentives necessary to attract, motivate and retain key executives critical to our continued success and growth;
•	Focusing management behavior and decision-making on goals that are consistent with the overall strategy of the business;
•	Ensuring a linkage between NEO compensation and individual contributions to our performance; and
•	Creation of compensation principles and processes that are designed to balance risk and reward in a way that does not encourage unnecessary risk taking.

We believe that our continued success during 2018, despite strong competition for top-quality executive talent in the commercial and venture lending industry, was attributable to our ability to attract, motivate and retain the Company’s outstanding executive team using both short- and long-term incentive compensation programs.

The Company’s NEO compensation objectives are achieved through its executive compensation program, which at the end of 2018 consisted of the following:

ELEMENTS OF EXECUTIVE COMPENSATION
Compensation Element	Form of Compensation	Principal Compensation Objective
Annual Base Salary	Cash paid on a regular basis throughout the year	Provide a level of fixed income that is market competitive to allow the Company to retain and attract executive talent
Annual Cash Bonus Awards
Cash awards paid on an annual basis following year-end (not formulaic, but subject to Committee discretion, due to regulatory requirements that do not allow formulaic incentive plans as explained in more detail later in this CD&A in the section titled “Our Regulatory Status and Limitations Imposed by the Investment Company Act of 1940”)
Reward NEOs who contribute to our financial performance and strategic success during the year, and reward individual achievements
Long-Term Equity Incentive Awards	Equity incentive awards vest 1/3 on a one-year cliff with remaining 2/3 vesting quarterly over two years based on continued employment with the Company	Reward NEOs who contribute to our success through the alignment with and creation of shareholder value, provide meaningful retention incentives, and reward individual achievements
EXECUTIVE COMPENSATION	[26]

ELEMENTS OF EXECUTIVE COMPENSATION
Compensation Element	Form of Compensation	Principal Compensation Objective
Special Performance-Based 2018 Retention Equity
The long-term Retention Performance Stock Unit awards (the “Retention PSUs”) vest based on the Company’s relative Total Shareholder Return over the 4-year performance period compared to a peer group of certain publicly traded BDCs, with 50% of the target number of PSUs vesting if the relative TSR is at the 25th percentile level of the peer group, 100% of the target number of PSUs vesting if the relative TSR is at the 50th percentile of the peer group, 200% of the target number of PSUs vesting if the relative TSR is at the 90th percentile of the peer group and by linear interpolation between the foregoing metrics

Promote long-term management consistency and retention and to mitigate the likelihood of departure to competitors of those individuals most responsible for delivering financial performance to our stockholders.

The compensation program is designed to reflect best practices in executive compensation:

2018 GOVERNANCE “BEST PRACTICES” HIGHLIGHTS OF EXECUTIVE COMPENSATION
No employment agreements for NEOs.	Maintain stock ownership guidelines for NEOs to own at least two times his or her salary.
No guaranteed retirement benefits or pensions.	No executive perquisite allowances beyond the benefit programs offered to all employees.
No tax gross ups for NEOs.	No repricing of stock options without stockholder approval, as required under applicable NYSE rules (and subject to other requirements under the 1940 Act).
Clawback policy for all Section 16 officers.	Routinely engage an independent compensation consultant to review NEO compensation.

Executive Compensation Governance

The Company’s executive compensation program is supported by strong corporate governance and Board-level oversight. The Compensation Committee provides primary oversight of our compensation programs, including the design and administration of executive compensation plans, assessment and setting of corporate performance goals, as well as individual performance metrics, and the approval of executive compensation. In addition, the Compensation Committee retains an independent compensation consultant, and where appropriate, discusses compensation-related matters with our CEO, as it relates to the other NEOs. The Compensation Committee developed our 2018 compensation program, and the compensation paid to our NEOs during and in respect of 2018 was approved by the Compensation Committee as well as all of our independent directors.

•	Role of Compensation Committee: The Compensation Committee is comprised entirely of independent directors who are also non-employee directors as defined in Rule 16b-3 under the Exchange Act, independent directors as defined by the NYSE rules, and are not “interested persons” of the Company, as defined by Section 2(a)(19) of the 1940 Act. For 2018, Messrs. Titinger and Woodward and Ms. Woo Ho comprised the Compensation Committee and Mr. Titinger served as chairman the Compensation Committee during 2018. Mr. Woodward retired from the Board in June 2018 and was replaced by Mr. Koenig in December 2018. Ms. Crowell joined the Compensation Committee in March 2019.
[27]	EXECUTIVE COMPENSATION

The Compensation Committee operates pursuant to a charter that sets forth its mission, specific goals and responsibilities. A key component of the Compensation Committee’s goals and responsibilities is to evaluate, approve and/or make recommendations to our Board regarding the compensation of our NEOs, and to review their performance relative to their compensation to assure that they are compensated in a manner consistent with the compensation philosophy discussed above.

The Compensation Committee has not established a policy or target for the allocation between cash and non-cash or short-term and long-term compensation. Rather, the Compensation Committee undertakes a subjective analysis in light of the principles described herein and, in connection with its analysis, reviews and considers information provided by independent compensation consultants and surveys to which the Company subscribes to determine the appropriate level and mix of base compensation, performance-based pay, and other elements of compensation.

In addition, the Compensation Committee evaluates and makes recommendations to our Board regarding the compensation of the directors for their services. Annually, the Compensation Committee:

•	Evaluates our CEO’s performance
•	Reviews our CEO’s evaluation of the other NEOs’ performance
•	Determines and approves the compensation paid to our CEO, and
•	With input from our CEO, reviews and approves the compensation of the other NEOs.

The Compensation Committee periodically reviews our compensation programs and equity incentive plans to ensure that such programs and plans are consistent with our corporate objectives and appropriately align our NEOs’ interests with those of our stockholders. The Compensation Committee also administers our stock incentive program. The Compensation Committee may not delegate its responsibilities discussed above.

•	Role of Compensation Consultant: The Compensation Committee has engaged Frederic W. Cook & Co., Inc., or F.W. Cook, as an independent outside compensation consultant to assist the Compensation Committee and provide advice on incorporating a variety of compensation matters relating to CEO and NEOs compensation, peer group selection, compensation program design best practices, market and industry compensation trends, improved program designs, market competitive director compensation levels and regulatory developments. F.W. Cook was hired by and reports directly to the Compensation Committee. F. W. Cook does not provide any other services to the Company. The Compensation Committee has assessed the independence of F.W. Cook pursuant to the NYSE rules, and it has been concluded that F. W. Cook’s work for the Compensation Committee does not raise any conflict of interest.

The Compensation Committee has engaged F.W. Cook to provide the following services to the Committee:

•	Provide information, research, market analysis and recommendations with respect to our 2018 executive and non-employee director compensation programs, including evaluating the components of our executive and non-employee director compensation programs and the alignment of the compensation programs with our performance;
•	Advise on the design of the executive and non-employee director compensation programs and the reasonableness of individual compensation targets and awards, including in the context of business and shareholder performance, as well as importance of individual officers to the Company’s success;
•	Provide advice and recommendations that incorporated both market data and Company-specific factors; and
•	Assist the Compensation Committee in making pay recommendations for the NEOs after the evaluation of, among other things, Company and individual performance, market pay level, and management recommendations.

The Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment. Its determinations are informed by the experiences of its members and the peer group pay and performance data provided by its independent compensation consultant. Accordingly, the Compensation Committee does not target a percentile within its peer group when determining levels of compensation. Instead, it uses the data as a reference point when determining the types and amounts of compensation provided by the Company.

•	Role of Chief Executive Officer: From time to time and at the Compensation Committee’s request, our CEO will attend the Compensation Committee’s meetings to discuss the Company’s performance and compensation-related matters. Our CEO does not attend executive sessions of the Compensation Committee, unless invited by the
EXECUTIVE COMPENSATION	[28]

Compensation Committee. While our CEO does not participate in any deliberations relating to his own compensation, our CEO reviews on at least an annual basis the performance of each of the other NEOs and other executive officers. Based on these performance reviews and the Company’s overall absolute and relative performance, our CEO makes recommendations to the Compensation Committee on any changes to base salaries, annual bonuses and equity awards. The Compensation Committee considers the recommendations submitted by our CEO, as well as data and analysis provided by management and F.W. Cook, but retains full discretion to approve and/or recommend for Board approval all executive and director compensation.

Peer Data

To determine the competitiveness of executive compensation levels, the Compensation Committee analyzes a group of internally managed BDCs, financial services companies and real estate investment trusts (“REITs”) as set forth below (the “Peer Group”). The Peer Group is viewed as reflecting the labor market for our officer and employee talent, has a similar investor base, and, like the Company, the BDCs and REITs are pass-through entities with the majority of earnings required to be distributed to stockholders as a dividend. The Compensation Committee does not specifically benchmark the compensation of our NEOs against that paid by other companies. Our Peer Group was used as a factor in determining the annual cash bonus awards made with respect to 2018 (but paid in 2019) as well as the further considerations further described below under “Annual Cash Bonus Awards”. The Peer Group data used in such determination is for the period January 1, 2018 through September 30, 2018.

HTGC Peer Group
Internally Managed BDCs	Financial Services	Real Estate Investment Trusts
KCAP Financial* Main Street Capital	Alliance Bernstein BGC Partners Cowen Group Evercore Partners Greenhill & Co. Houlihan Lokey LPL Financial Holdings On Deck Capital Wisdom Tree Investment	Capstead Mortgage Hannon Armstrong iStar Inc. Ladder Capital MFA Financial Redwood Trust Sabra Health Care Seritage Growth
*	On April 1, 2019, KCAP became Portman Ridge Finance Corporation and announced the BDC had externalized.

As of December 31, 2018, which is the last day of the period over which the Compensation Committee reviewed performance metrics for our Peer Group, the Company generally outperformed most of its Peer Group over the one-, three- and five-years as follows:

	Return on Average Assets (excl. cash)		Return on Equity		Return on Invested Capital		Average Annual Shareholder Return (“AASR”)
Performance Period	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group
1-year	5.6%	100%	10.8%	100%	5.7%	100%	-6.9%	48%
3-year	5.9%	100%	10.8%	100%	5.9%	100%	6.6%	52%
5-year	6.0%	100%	10.6%	100%	6.1%	100%	1.5%	49%

−1-, 3- and 5-year calculations of performance are based on data through the most recently reported quarter (fiscal year end for HTGC), and as of December 31, 2018 for AASR.

−Companies with less than three and/or less than five full years of historical financial and AASR performance are excluded.

−Financial Services peers are excluded from analysis of capital allocation because services companies are not as capital intensive as REITs and BDCs, which are primarily engaged in direct investment of firm capital.

−The data is from S&P Capital IQ and is not adjusted by F.W. Cook, which means the data may not reflect internal adjustments regularly made by Hercules or by the peer companies when assessing their performance.

The Company believes that compensation paid to our NEOs for 2018 was commensurate with the Company’s overall absolute performance as well as our performance relative to the Peer Group during the relevant Performance Periods. The 2018 compensation decisions made by the Compensation Committee considered the fact that our performance relative to the Peer Group was generally above the median, and in most cases above the 90th percentile, measured using

[29]	EXECUTIVE COMPENSATION

Return on Average Assets, Return on Equity, Return on Investment Capital and Total Shareholder Return during the trailing one-, three-, and five-years as indicated in the chart above. The same was also true for 2017 performance when 2018 decisions were made for salary and 2018 equity awards, including both the time-vested RSAs and RSUs, as well as the Retention PSUs granted to Messrs. Henriquez and Bluestein.

CEO Pay Ratio

For 2018, our last completed fiscal year, the median of the annual total compensation of all of our employees (other than Mr. Henriquez, our CEO) was $232,636, and the annual total compensation of our CEO, as reported in the Summary Compensation Table, was $21,402,498. Based on this information, our CEO’s 2018 annual total compensation was approximately 92.0 times that of the median of the 2018 annual total compensation of all of our employees.

We do not believe that in 2018 there was a change in our employee population or employee compensation arrangements that would significantly impact our pay ratio disclosure, and therefore, in accordance with SEC regulations, we have elected to use the same median employee that we identified for 2017.

Our Regulatory Status and Limitations Imposed by the Investment Company Act of 1940

We are an internally-managed, non-diversified, closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, referred to as the 1940 Act. As a BDC, we are required to comply with certain regulatory requirements, including the 1940 Act, rules promulgated under the 1940 Act, and exemptive orders issued to us by the Securities and Exchange Commission, or the SEC. We refer to these requirements, rules and exemptive orders as the 1940 Act Requirements. Among other things:

•	The 1940 Act Requirements limit our ability to implement non-equity incentive plans (i.e., cash incentive plans) that would restrict the discretion and decision-making authority of our Compensation Committee. The 1940 Act Requirements provide that we may maintain either an equity incentive plan or a profit sharing plan. A “profit sharing plan” as defined under the 1940 Act is any written or oral plan, contract, authorization or arrangement, or any practice, understanding or undertaking whereby amounts payable under the compensation plan are dependent upon or related to the profits of the company. The SEC has stated that compensation plans possess profit-sharing characteristics if an investment company is obligated to make payments under such a plan based on the level of income, realized gains or loss on investments or unrealized appreciation or depreciation of assets of such investment company.
•	We believe that equity incentives strongly align the interests of our stockholders with our executive officers and other employees, and, accordingly, we implemented an equity incentive plan in 2004, which was amended and restated in 2018 (the “Equity Plan”). Given our Equity Plan, the 1940 Act Requirements prohibit us from also implementing a cash incentive plan that restricts our Compensation Committee’s discretion in the final determination of cash incentive awards.
•	The 1940 Act Requirements limit the terms we may include in our Equity Plan and limit our ability to implement certain changes to our Equity Plan without the SEC’s prior written approval. Our Equity Plan is administered pursuant to specific exemptive orders granted by the SEC. We believe the current structure of our Equity Plan reflects the terms and plan provisions currently permitted for an internally-managed BDC.

Why is this important to the Company’s executive compensation? The 1940 Act Requirements that restrict the Company to sponsoring either an equity incentive plan or a “profit sharing plan” limit the Company’s use of formulas or non-discretionary objective performance goals or criteria in its incentive plans. This means that the Compensation Committee is not permitted to use a nondiscretionary formulaic application of any performance criteria for corporate and individual goals to determine compensation. Rather, the Compensation Committee must take into consideration all factors and use its discretion to determine the appropriate amount of compensation for our NEOs. The Compensation Committee’s objective is to work within this regulatory framework to maintain and motivate pay-for-performance alignment, to establish appropriate compensation levels relative to our Peer Group and to implement compensation best practices. Annual cash bonus decisions are not made pursuant to a formulaic cash bonus plan in order to comply with our obligations under the 1940 Act.

EXECUTIVE COMPENSATION	[30]

2018 Advisory Vote on Executive Compensation

At our 2018 annual meeting of stockholders, our advisory say-on-pay vote received strong support from our stockholders with 93.34% of votes cast. The Company believes that the continuing dialogue with our stockholders on company performance, compensation and other governance matters is important. In advance of our 2019 annual meeting of stockholders, management engaged in numerous direct dialogues with our largest institutional stockholders, as well as a number of other institutional stockholders, to gain broad-based and specific insights into the Company’s overall performance, operating expenses and executive compensation and corporate governance practices. In addition, we invited each of our institutional stockholders holding more than 1% of the Company’s stock to speak directly with management specifically on executive compensation and corporate governance practices. The Company anticipates continuing our stockholder engagement efforts following the 2019 annual meeting and in advance of our future annual meetings.

Assessment of Company Performance

In determining annual compensation for our NEOs, the Compensation Committee analyzes and evaluates the individual achievements and performance of our NEOs as well as the overall relative and absolute operating performance and achievements of the Company. We believe that the alignment of (i) our operating plan, (ii) stockholder expectations and (iii) our employee compensation is essential to long-term business success and the interests of our stockholders and employees and to our ability to attract and retain executive talent, especially in the competitive environment for top-quality executives in the venture debt industry.

Our operating plan involves taking on credit risk over an extended period of time, and a premium is placed on our ability to maintain stability and growth of net asset values as well as continuity of earnings growth to pass through to stockholders in the form of recurring dividends over the long term. Our strategy is to generate income and capital gains from our investments in the debt with warrant securities, and to a lesser extent direct equity, of our portfolio companies. This income supports the anticipated payment of dividends to our stockholders. Therefore, a key element of our return to stockholders is current income through the payment of dividends. This recurring payout requires methodical asset acquisition analyses as well as highly active monitoring and management of our investment portfolio over time. To accomplish these functions, our business requires implementation and oversight by management and key employees with highly specialized skills and experience in the venture debt industry. A substantial part of our employee base is dedicated to the generation of new investment opportunities to allow us to sustain dividends and to the maintenance of asset values in our portfolio. In addition to the performance factors above, the Company considered the following Company-specific performance factors over the relevant Performance Periods: overall credit performance, performance against annual gross funding goals, overall yields, efficiency ratios, total and net investment income and realized and unrealized gains and losses.

Elements of Executive Compensation and 2018 Compensation Determinations

Base Salary

We believe that base salaries are a fundamental element of our compensation program. The Compensation Committee establishes base salaries for each NEO to reflect (i) the scope of the NEO’s industry experience, knowledge and qualifications, (ii) the NEO’s position and responsibilities and contributions to our business growth and (iii) salary levels and pay practices of those companies with whom we compete for executive talent. The Compensation Committee considers base salary levels at least annually as part of its review of the performance of NEOs and from time to time upon a promotion or other change in job responsibilities. During its review of base salaries for our executives, the Compensation Committee primarily considers individual performance of the executive, including leadership and execution of strategic initiatives and the accomplishment of business results for our company; market data provided by our compensation consultant; our NEOs’ total compensation, both individually and relative to our other NEOs; and for NEOs other than the CEO, the base salary recommendations of our CEO.

NEO	2018 Base Salary
Manuel A. Henriquez	$855,000
Scott Bluestein	$515,000
Melanie Grace	$355,350
Gerard R. Waldt, Jr.	$144,566
David Lund	$578,500
[31]	EXECUTIVE COMPENSATION

Annual Cash Bonus Awards

Bonuses are not formulaic in order to comply with the 1940 Act Requirements that govern our business as an internally managed BDC and that place restrictions on setting compensation to specific financial measurements. As a result, the Compensation Committee considers overall business performance factors and individual factors, including CEO feedback, when determining the size of individual NEO bonuses. Accordingly, should actual Company and NEO performance exceed expectations, the Compensation Committee may adjust individual cash bonuses to take such superior performance into account. Conversely, if company and NEO performance is below expectations, the Compensation Committee will consider such performance in determining the NEO’s actual cash bonus.

The Compensation Committee, together with input from our CEO, developed a specific bonus pool for the 2018 operating year to be available for our annual cash bonus program. The amount determined to be available for our annual cash program was dependent upon many factors that are not formulaic due to the requirements under the 1940 Act.

The Compensation Committee designs our annual cash bonuses to motivate our NEOs to achieve financial and non-financial objectives consistent with our operating plan. The Compensation Committee generally targets cash bonuses from 50% to 100% of an NEO’s base salary; however, such bonus amounts may exceed these targets in the event of exceptional Company and individual performance.

In evaluating the performance of our NEOs to arrive at their 2018 cash bonus awards, the Compensation Committee specifically compared our performance and the returns of our stockholders against the performance and stockholder returns of other BDCs. In particular, the Committee considered our return on invested capital, return on equity and return on assets relative to peer group benchmarks, which was among the highest in the compensation peer group over the last year, as this demonstrates the success of our core business mission of allocating equity and debt capital efficiently for a high risk-adjusted return and the related creation of stockholder wealth.

When sizing our cash bonus pool and allocating bonus awards, the total compensation paid to our NEOs and other employees is evaluated against the expense ratios of other BDCs. With respect to 2018, company-wide compensation expense as a percentage of average assets among the Peer Group was considered. For the fiscal year ended December 31, 2018, the ratio of our compensation expense divided by total revenue was below the median of our Peer Group.

Based on the foregoing considerations and analysis, and after due deliberation, the Compensation Committee awarded our current NEOs the following annual cash bonuses with respect to 2018.

NEO	2018 Cash Bonus Award(1)
Manuel A. Henriquez	$1,900,000
Scott Bluestein	$825,000
Melanie Grace	$125,000
(1)	Messrs. Lund and Waldt did not receive cash bonuses for 2018.

Long-Term Equity Incentive Compensation

2018 Equity Incentive Plan

Our long-term equity incentive compensation is designed to develop a strong linkage between pay and our strategic goals and performance, as well as to align the interests of our NEOs, and other executives and key employees, with those of our stockholders. Accordingly, we make long-term equity incentive awards to our NEOs pursuant to our Equity Plan, which permits awards of stock options, restricted stock and restricted stock units, including, without limitation, Retention PSUs. These grants typically vest over three years.

We believe that annual equity grants to our NEOs are a critical part of our compensation program as they allow us to:

•	Align our operating plan, stockholder interests and employee concerns,
•	Manage dilution associated with equity-based compensation,
•	Match the return expectations and results of the business, and
•	Retain key management talent.
EXECUTIVE COMPENSATION	[32]

We believe that annual equity grants motivate executive performance that is aligned with the return expectations of our stockholders.

Grant Practices for Executive Officers

Annual equity compensation grants to executive officers have typically been granted in the first quarter of the year. In 2018, the Company granted restricted stock units. In May 2018, the Company granted Retention PSUs to Messrs. Henriquez and Bluestein that are a one-time award that must be earned based on achieving minimum four-year relative TSR against other BDCs as discussed below. Neither stock options nor shares of restricted stock were granted to our NEOs in 2018.

Restricted Stock Units

In January 2019, the Compensation Committee granted restricted stock units to Messrs. Henriquez and Bluestein and Ms. Grace. With respect to determining the amount of the restricted stock unit grants, the Compensation Committee assessed each current NEO’s individual performance for 2018, our overall company performance in 2018 and the levels of equity compensation paid by other companies with whom we compete for executive talent. Based on this assessment, the Compensation Committee determined that the following restricted stock units be granted to our current NEOs with respect to 2018, in the amounts and on the dates set forth below to reward them for services performed in 2018. These restricted stock units become vested as to one-third of the shares underlying the awards on the first anniversary of the grant date, and they become vested as to the remaining shares in equal quarterly installments over the next two years. Notwithstanding the foregoing, the restricted stock units will vest in full upon (1) the death or disability of the NEO or (2) a change in control of the Company. The restricted stock units will be settled as soon as reasonably practicable following the vesting date, and in no event later than 30 days following the applicable vesting date. Each restricted stock unit entitles the holder to dividend equivalents in the form of the Company’s common stock, which dividend equivalent payments will be settled on the date the related restricted stock unit is settled. We believe these restricted stock unit awards assist the Company in retaining the NEOs.

NEO	Grant Date	Restricted Stock Units(2)	Fair Value of Restricted Stock Units(1)
Manuel A. Henriquez	1/31/2019	570,776	$7,499,997
Scott Bluestein	1/31/2019	247,336	$3,249,995
Melanie Grace	1/31/2019	14,018	$184,197
(1)	Based on the closing price per share of our common stock of $13.14 on January 31, 2019.
(2)	Messrs. Lund and Waldt did not receive grants of restricted stock units.

Retention Performance Stock Units

On May 2, 2018, the Company granted Retention PSUs under its 2004 Equity Incentive Plan to Messrs. Henriquez and Bluestein. The Retention PSUs are designed to provide an incentive to provide stockholders with four-year Total Shareholder Return that is at least as good as other similar BDC investments, which further aligns the interests of key management with those of the Company’s stockholders and provides long-term employment retention incentive. The Retention PSUs can result in $0 value if the Company does not perform above the minimum threshold against the peer group. The Company believes that there is a highly competitive market place for senior personnel that have the experience and track record of successfully sourcing, financing and managing the asset class in which the Company invests. Accordingly, the Compensation Committee and the other independent directors adopted this program with the assistance of F.W. Cook. These awards are intended to promote long term management consistency and retention and to mitigate the likelihood of departure to competitors of those individuals most responsible for delivering financial performance to our stockholders. The objectives are sought to be achieved with a four year cliff vesting retention program to reward critical NEOs, whose services are valuable to the Company and industry competitors as a result of their proven and specialized expertise sourcing and funding venture debt. The target number of Retention PSUs granted to Mr. Henriquez and Mr. Bluestein was 812,348 and 487,409, respectively.

The Retention PSUs do not become vested until the fourth anniversary of the grant date (or a change in control of the Company, if earlier) and must generally be held and not disposed of until the fifth anniversary of the grant date, except in the event of death, disability or a change in control. No Retention PSUs will vest if the Company’s TSR relative to certain

[33]	EXECUTIVE COMPENSATION

specified publicly traded BDCs is not at or above the 25th percentile level of such BDCs. 50% of the target number of Retention PSUs will vest if the Company’s TSR performance relative to such BDCs is at the 25-percentile level. 100% of the target number of Retention PSUs will vest if the Company’s TSR performance relative to such BDCs is at the 50th percentile level. 200% of the target number of Retention PSUs will vest if the Company’s TSR performance relative to such BDCs is at the 90th percentile level. If the Company’s TSR performance is between the 25th percentile and the 50th percentile, or between the 50th percentile and the 90th percentile, of such BDCs, the number of vested and payable Retention PSUs will be determined by linear interpolation between the foregoing metrics. Dividend equivalents will accrue in the form of additional Retention PSUs, but will not be paid unless the Retention PSUs to which such dividend equivalents relate actually vest. TSR is calculated assuming dividend reinvestment and measurement begins on the date of grant and utilizes a 20-trading day volume weighted average price ending on the last trading day of the four year TSR performance period.

In the event of death or disability occurring prior to the fourth anniversary of the date of grant, Retention PSUs will vest, along with any accrued dividend equivalents, on the date of such death or disability, with the Relative TSR Percentile Rank used to calculate such vesting to be the greater of (a) 50% and (b) the actual Relative TSR Percentile Rank as of the date of such death or disability. In the event of a voluntary termination prior to the fourth anniversary, all Retention PSUs, and accrued dividend equivalents, will be forfeited. In the event of an involuntary termination without cause prior to the fourth anniversary of the date of grant, the Retention PSUs will be pro-rated based on service through the date of termination and such pro-rated Retention PSUs will vest based on the actual relative TSR performance over the four-year TSR performance period. In the event of a termination for cause occurring at any time prior to delivery of the shares underlying the Retention PSUs, all Retention PSUs and accrued dividend equivalents will be forfeited.

In the event of a change in control of the Company, Retention PSUs will vest and be paid on a non-pro-rated basis based on the actual relative TSR performance through the date of the change in control utilizing the transaction price for the Company and the peer group TSR through the date of the change in control.

Restricted Stock Awards

The Compensation Committee did not grant restricted stock awards to NEOs for 2018.

Stock Options

The Compensation Committee did not grant stock option awards to NEOs for 2018.

Other Elements of Compensation

•	Retention Agreements: As discussed below in the section titled “Potential Payments Upon Termination or Change in Control,” Messrs. Henriquez and Bluestein entered into retention agreements with the Company in October 2017 which provide for severance benefits in the event of certain terminations of employment. Messrs. Lund and Waldt and Ms. Grace do not have a written severance agreement or other arrangement providing for payments or benefits upon a termination of employment. No NEO is entitled to any tax gross up payment if severance is paid in connection with a change in control.
•	Cash Retention Bonus Awards: On May 2, 2018, the Company granted a cash bonus award (the “Cash Award”) with similar terms as the Retention PSUs to Mr. Waldt. The target amount of the Cash Award granted to Mr. Waldt was $500,000. Mr. Waldt forfeited his entire Cash Award upon his departure from the Company in 2018.
•	Benefits and Perquisites: Our NEOs receive the same benefits and perquisites as other full-time employees. Our benefits program is designed to provide competitive benefits and is not based on performance. Our NEOs and other full-time employees receive health and welfare benefits, which consist of life, long-term and short-term disability, health, dental and vision insurance benefits and the opportunity to participate in our defined contribution 401(k) plan. During 2018, our 401(k) plan provided for contributions by the company for up to $18,500 per full-time employee under the age of 50 and $24,500 per full time employee over the age of 50. Other than the benefits set forth immediately above, our NEOs are not entitled to any other benefits or perquisites.
•	Potential Payments Upon a Termination or Change in Control: No NEO or employee of the Company has a written employment agreement, or other agreement, providing for enhanced cash payments in connection with a termination of employment or change in control of the Company except with respect to the retention agreements described below. Further, no NEO or any other employee is entitled to any tax gross-up payments. With respect to restricted stock units and restricted stock awards, upon a change in control, the outstanding awards vest in full. With respect to
EXECUTIVE COMPENSATION	[34]

the Retention PSUs, upon a termination of employment without cause prior to a change in control, a pro rata portion of the Retention PSUs will vest based on the actual relative Total Shareholder Return during the entire performance period, and, upon a change in control, the Retention PSUs will vest based on the actual relative Total Shareholder Return as of the date of the change in control. In addition, under the retention agreements with Messrs. Henriquez and Bluestein, upon a termination of employment without cause or for good reason, each will be entitled to receive with respect to outstanding equity awards (other than the Retention PSUs), continued vesting for two years in the case of a termination not in connection with a change in control or full vesting in the case of a termination in connection with a change in control.

Corporate Goals

For 2018, the Compensation Committee developed corporate goals that were required to be achieved for executive officers to receive up to 50% of their incentive compensation. These goals included operational performance as well as performance relative to the Peer Group. While the criteria may not be weighted, the Compensation Committee took into consideration each of these factors to determine whether the executive officers are eligible for up to 50% of the proposed incentive compensation. The Compensation Committee believes that the corporate goals applicable to all executive officers create an alignment not only with stockholders but also to the Company’s business strategy and performance goals.

Defined Individual Goals

For 2018, the Compensation Committee developed individual goals for the CEO. In addition, the CEO and each NEO developed individual goals for the NEOs and such goals were approved by the Compensation Committee. Each set of individual goals are unique to the applicable executive officer’s responsibilities and position within the Company. While each of the factors may not be weighted, the Compensation Committee took into consideration each of these factors to determine whether each executive officer was eligible for up to 50% of the executive officer’s incentive compensation.

Pay-for-Performance Alignment

The Company believes that there exists an alignment between the compensation of our NEOs and our performance over the relevant Performance Periods. As noted above, a broad range of individual performance factors and Company performance factors are analyzed each year, including total shareholder return relative to our Peer Group, and, in 2018, analysis of relative ROAA, ROE, and ROIC versus the compensation peers over one-, three-, and five-years to measure short-, medium-, and long-term performance. The objective in analyzing these key performance factors is to align NEO compensation to our performance relative to our Peer Group and our absolute corporate performance.

Internal Pay Equity Analysis

Our compensation program is designed with the goal of providing compensation to our NEOs that is fair, reasonable, and competitive. To achieve this goal, the Company believes it is important to compare compensation paid to each NEO not only with compensation in our Peer Group, as discussed above, but also with compensation paid to each of our other NEOs. Such an internal comparison is important to ensure that compensation is equitable among our NEOs.

As part of the Compensation Committee’s review, we made a comparison of our CEO’s total compensation paid for the period ending December 31, 2018 against that paid to our other NEOs during the same year. Upon review, the Compensation Committee determined that our CEO’s compensation relative to that of our other NEOs was appropriate because of his level and scope of responsibilities, expertise and performance history, and other factors deemed relevant by the Compensation Committee. The Compensation Committee also reviewed the mix of the individual elements of compensation paid to our NEOs for this period, the individual performance of each NEO and any changes in responsibilities of the NEO.

Stock Ownership Guidelines

The Company maintains stock ownership guidelines, which are outlined in our corporate governance guidelines, because we believe that material stock ownership by our executives plays a role in effectively aligning the interests of our executives with those of our stockholders and strongly motivates our executives to build long-term shareholder value. Pursuant to our stock ownership guidelines, each member of senior management is required to beneficially own at least

[35]	EXECUTIVE COMPENSATION

two times the individual’s annual salary in Company common stock, based on market value, within three years of joining the Company. Our Board may make exceptions to this requirement based on particular circumstances; however, no exceptions have been made for our current NEOs. Messrs. Henriquez and Bluestein have met their minimum guidelines.

The Compensation Committee’s review of the NEO’s stock ownership in the fourth quarter of 2018 showed that:

•	As of December 31, 2018, Mr. Henriquez beneficially owned 2,022,082 shares of Company stock and restricted stock. Based on his 2018 salary of $855,000, he beneficially owns shares worth 26x his annual base salary.
•	As of December 31, 2018, Mr. Bluestein beneficially owned 282,465 shares of Company stock and restricted stock. Based on his 2018 salary of $515,000, he beneficially owns shares worth 6x his annual base salary.

Tax and Accounting Matters

Stock-Based Compensation. We account for stock-based compensation, including options and shares of restricted stock granted pursuant to our Equity Plan, 2006 Non-Employee Director Plan and 2018 Non-Employee Director Plan in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. Under FASB ASC Topic 718, we estimate the fair value of our option awards at the date of grant using the Black-Scholes-Merton option-pricing model, which requires the use of certain subjective assumptions. The most significant of these assumptions are our estimates on the expected term, volatility and forfeiture rates of the awards. As required under the accounting rules, we review our valuation assumptions at each grant date and, as a result, are likely to change our valuation assumptions used to value stock-based awards granted in future periods. We determined the fair value of our restricted stock units and restricted stock awards based on the grant date market closing price. Retention PSUs are valued using a Monte Carlo valuation model and certain inputs including the closing price of our common stock and key economic assumptions.

Deductibility of Executive Compensation. When analyzing both total compensation and individual elements of compensation paid to our NEOs, the Company considers the income tax consequences to the Company of its compensation policies and procedures. In particular, the Company considers Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which, for tax years beginning on or prior to December 31, 2017, limits the deductibility of non-performance-based compensation paid to certain of the NEOs to $1,000,000 per affected NEO.

Section 162(m) of the Code was amended and expanded by the Tax Cuts and Jobs Act at the end of 2017. Effective for tax years beginning on or after January 1, 2018, the deductibility limit of Section 162(m) of the Code applies to an expanded group of current and former executive officers with limited exceptions. In addition, the exception for performance-based compensation is no longer available starting in 2018. Therefore, to the extent compensation paid to certain executive officers exceeds $1,000,000 for any year after 2017, the Company generally cannot deduct such excess compensation for U.S. federal income tax purposes. A transition rule applies to “qualifying performance-based compensation” granted pursuant to a written binding contract prior to November 2, 2017, which has not been materially modified since that date.

The Compensation Committee intends to balance its objective of providing compensation to our NEOs that is fair, reasonable, and competitive with the Company’s ability to claim compensation expense deductions. Our Board believes that the best interests of the Company and our stockholders are served by executive compensation programs that encourage and promote our principal compensation philosophy, enhancement of shareholder value, and permit the Compensation Committee to exercise discretion in the design and implementation of compensation packages. Accordingly, we may from time to time pay compensation to our NEOs that may not be fully tax deductible, (including by reason of Section 162(m) of the Code), including certain bonuses and restricted stock. The Company will continue to review its executive compensation plans periodically to determine what changes, if any, should be made as a result of any deduction limitations.

Clawback Policy for Section 16 Officers

The Board has adopted a clawback policy for all Section 16 officers. Pursuant to our clawback policy, for payments that are predicated on financial results augmented by fraud, embezzlement, gross negligence or deliberate disregard of applicable rules resulting in significant monetary loss, damage or injury to the Company (“Excess Compensation”), the Compensation Committee has the authority to seek repayment of any Excess Compensation, including (1) cancellation of unvested, unexercised or unreleased equity incentive awards; and (2) repayment of any compensation earned on previously exercised or released equity incentive awards whether or not such activity resulted in a financial restatement.

EXECUTIVE COMPENSATION	[36]

The Compensation Committee has sole discretion under this policy, consistent with any applicable statutory requirements, to seek reimbursement of any Excess Compensation paid or received by the Section 16 officer for up to a 12-month period prior to the date of the Compensation Committee action to require reimbursement of the Excess Compensation. Any clawback of Excess Compensation must be based upon fraud adjudicated by a court of competent jurisdiction or a financial restatement. Further, following a restatement of our financial statements, we will recover any compensation received by the CEO and CFO that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).

For purposes of this policy, Excess Compensation equals the positive difference, if any, between the compensation earned by a Section 16 officer and the compensation that would have been earned by the Section 16 officer had the fraud, embezzlement, gross negligence or deliberate disregard of applicable rules resulting in significant monetary loss, damage or injury to the Company not occurred.

Risk Assessment of the Compensation Programs

Our Board believes that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. The Company has designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. We use common variable compensation designs, with a significant focus on individual contributions to our performance and the achievement of absolute and relative corporate objectives, as generally described in this Compensation Discussion and Analysis.

The Compensation Committee and the Board reviewed our compensation programs to assess whether any aspect of the programs would encourage any of our employees to take any unnecessary or inappropriate risks that could threaten the value of the Company. The Company has designed our compensation programs to reward our employees for achieving annual profitability and long-term increases in shareholder return and/or value.

Our Board recognizes that the pursuit of corporate objectives possibly leads to behaviors that could weaken the link between pay and performance, and, therefore, the correlation between the compensation delivered to employees and the long-term return realized by stockholders. Accordingly, our executive compensation program is designed to mitigate these possibilities and to ensure that our compensation practices are consistent with our risk profile. These features include the following:

•	Bonus payouts and equity incentive awards that are not based solely on corporate performance objectives, but are also based on individual performance levels,
•	The financial opportunity in our long-term equity incentive program is best realized through long-term appreciation of our stock price, which mitigates excessive short-term risk-taking,
•	Annual cash bonuses that are paid after the end of the fiscal year to which the bonus payout relates,
•	The engagement and use of a compensation consultant,
•	The institution of stock ownership guidelines applicable to our executive officers, and
•	Final decision making by our Compensation Committee and our Board of Directors on all awards.

Additionally, the Company performed an assessment of compensation-related risks for all of our employees. Based on this assessment, we concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this evaluation, the Company reviewed the key design elements of our compensation programs in relation to industry “best practices,” as well as the means by which any potential risks may be mitigated. In addition, management completed an inventory of incentive programs below the executive level and reviewed the design of these incentives and concluded that such incentive programs do not encourage excessive risk-taking.

[37]	EXECUTIVE COMPENSATION

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we recommend to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2019 annual meeting of Hercules Capital, Inc.

COMPENSATION COMMITTEE MEMBERS
Jorge Titinger, Chair
Doreen Woo Ho
Brad Koenig
Gayle Crowell

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent specifically incorporated by reference therein.

EXECUTIVE COMPENSATION	[38]

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Manuel A. Henriquez(5) Chairman & Chief Executive Officer	2018	$855,000	$1,900,000	$17,431,396	—	$1,216,102	$21,402,498
	2017	$827,249	$1,600,000	$5,000,002	—	$808,449	$8,235,700
	2016	$803,154	$1,200,000	$4,005,335	—	$771,425	$6,779,914

Scott Bluestein Chief Investment Officer	2018	$515,000	$825,000	$9,257,843	—	$460,090	$11,057,933
	2017	$500,000	$750,000	$1,750,004	—	$175,872	$3,175,876
	2016	$432,600	$650,000	$1,249,040	—	$200,555	$2,532,195

Melanie Grace General Counsel, Chief Compliance Officer & Secretary	2018	$355,350	$125,000	$334,998	—	$85,770	$901,118
	2017	$345,000	$145,000	$300,002	—	$57,061	$847,063
	2016	$283,250	$145,000	$112,894	—	$40,726	$581,870

David Lund(6) Interim Chief Financial Officer	2018	$578,500	$—	$—	—	$—	$578,500
	2017	$49,854	$—	$—	—	$—	$49,854

Gerard R. Waldt, Jr.(6) Interim Chief Accounting Officer	2018	$144,566	$—	$100,004	—	$20,630	$265,200
	2017	$152,800	$150,000	$—	—	$8,708	$311,508
	2016	$23,333	$—	$68,300	—	$—	$91,633
(1)	Salary column amounts represent base salary compensation received by each named executive officer (“NEO”) for the listed fiscal year.
(2)	Bonus column amounts represent the annual cash bonus earned during the fiscal year and awarded and paid out during the first quarter of the following fiscal year.
(3)	The amounts reflect the aggregate grant date fair value of restricted stock unit awards made to our NEOs and former NEOs and the Retention PSUs granted to Messrs. Henriquez and Bluestein during the applicable year computed in accordance with FASB ASC Topic 718. The grant date fair value of each award is measured based on the closing price of our common stock on the date of grant for the restricted stock and the Monte Carlo simulation fair value for the Retention PSUs. The value of the Retention PSUs based on the Target number of awards issued and the Monte Carlo simulation fair value of $14.07 on the grant date. The retention PSUs represent 65% of the total grant date value for Mr. Henriquez and 74% for Mr. Bluestein, and could result in $0 value if the company does not perform above the minimum threshold against the peer group.
(4)	All Other Compensation column includes the following:
•	Employer contributions under our 401(k) plan of (a) $24,500 in 2018 to Mr. Henriquez and $18,500 to Mr. Bluestein and Ms. Grace and $13,302 to Mr. Waldt; (b) $18,000 in 2017 to Messrs. Henriquez, Bluestein and Ms. Grace and $8,708 to Mr. Waldt; (c) $18,000 in 2016 to Messrs. Henriquez, Bluestein and $17,703 to Ms. Grace.
•	Distributions to Messrs. Henriquez, Bluestein and Ms. Grace in the amount of $384,914, $144,229 and $20,180, respectively, were paid on unvested restricted stock awards during 2018.
•	Distributions to Messrs. Henriquez, Bluestein and Ms. Grace in the amount of $339,385, $87,148 and $11,999, respectively, were paid on unvested restricted stock awards during 2017.
•	Distributions to Messrs. Henriquez, Bluestein and Ms. Grace in the amount of $753,425, $182,555 and $23,023, respectively, were paid on unvested restricted stock awards during 2016.
•	Dividend equivalent shares to Messrs. Henriquez, Bluestein and Waldt valued at $806,688, $297,361, and $7,328 respectively, and to Ms. Grace valued at $47,090 were issued on restricted stock units during 2018.
•	Dividend equivalent shares to Messrs. Henriquez and Bluestein valued at $451,064 and $157,872, respectively, and to Ms. Grace valued at $27,063 were issued on restricted stock units during 2017.
(5)	On March 13, 2019, we announced that Mr. Henriquez had voluntarily stepped aside as Chairman of the Board and Chief Executive Officer of the Company. Mr. Badavas, the lead independent director of the Company, was elected as Interim Chairman of the Board. Mr. Bluestein, the Company’s Chief Investment Officer, was elected Interim Chief Executive Officer.
(6)	On September 7, 2018, Mr. Waldt departed the Company, and Mr. Lund assumed the responsibilities of Chief Accounting Officer in addition to his responsibilities as Interim Chief Financial Officer. On March 4, 2019, Mr. Lund retired from his position as Interim Chief Financial Officer, and the Company appointed Mr. Meyer as Chief Financial Officer. Mr. Meyer also serves as the principal accounting officer and principal financial officer of the Company. Mr. Lund is continuing to serve the Company as a consultant.
[39]	EXECUTIVE COMPENSATION

Grants of Plan Based Awards in 2018

	Grant Date	Estimated future payouts under equity incentive plan awards(4)			All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards(1)
		Threshold	Target	Maximum
Manuel A. Henriquez	01/09/2018	—	—	—	230,125	(2)	$3,000,830
	01/09/2018	—	—	—	230,125	(3)	$3,000,830
	05/02/2018	406,174	812,348	1,624,696	—		$11,429,736

Scott Bluestein	01/09/2018	—	—	—	92,025	(2)	$1,200,006
	01/09/2018	—	—	—	92,024	(3)	$1,199,993
	05/02/2018	243,705	487,409	974,818	—		$6,857,844

Melanie Grace	01/09/2018	—	—	—	12,845	(2)	$167,499
	01/09/2018	—	—	—	12,845	(3)	$167,499

Gerard R. Waldt, Jr	01/09/2018	—	—	—	7,669	(3)	$100,004
(1)	The amounts reflect the aggregate grant date fair value of computed in accordance with FASB ASC Topic 718.
(2)	Restricted stock award that vests as to one-third of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 24 months.
(3)	Restricted stock units vest as to one-third of the shares underlying the awards on the first anniversary of the grant date, and they vest as to the remaining shares in equal quarterly installments over the next two years. Settlement of the restricted stock units is deferred following vesting and the restricted stock units will not be settled until the earliest to occur of (1) January 09, 2022, (2) the death or disability of the NEO, (3) the separation from service of the NEO, or (4) a change in control of the Company.
(4)	Retention PSUs vest based on the Company’s Total Shareholder Return relative to certain publicly traded BDCs over the 4-year performance period, with 0% of the target number of PSUs vesting if the relative TSR is below the 25th percentile level of the peer group, 50% of the target number of PSUs vesting if the relative TSR is at the 25th percentile level of the peer group, 100% of the target number of PSUs vesting if the relative TSR is at the 50th percentile of the peer group, 200% of the target number of PSUs vesting if the relative TSR is at the 90th percentile of the peer group and by linear interpolation between the foregoing metrics. Dividend equivalents will accrue in the form of additional Retention PSUs, but will not be paid unless the Retention PSUs to which such dividend equivalents relate actually vest. TSR is calculated assuming dividend reinvestment and measurement begins on the date of grant and utilizes a 20-trading day volume weighted average price ending on the last trading day of the 4-year TSR performance period. In the event of death or disability occurring prior to the fourth anniversary of the date of grant, Retention PSUs will vest, along with any accrued dividend equivalents, on the date of such death or disability, with the relative TSR used to calculate such vesting to be the greater of (a) 50% and (b) the actual relative TSR as of the date of such death or disability. In the event of a voluntary termination prior to the fourth anniversary, all Retention PSUs, and accrued dividend equivalents, will be forfeited. In the event of an involuntary termination without cause prior to the fourth anniversary of the date of grant, the Retention PSUs will be pro-rated based on service through the date of termination and such pro-rated Retention PSUs will vest based on the actual relative TSR performance over the four-year TSR performance period. In the event of a termination for cause occurring at any time prior to delivery of the shares underlying the Retention PSUs, all Retention PSUs and accrued dividend equivalents will be forfeited. In the event of a change in control of the Company, Retention PSUs will vest and be paid on a non-pro-rated basis based on the actual relative TSR performance through the date of the change in control utilizing the transaction price for the Company and the peer group TSR through the date of the change in control. Settlement of the Retention PSUs is deferred following vesting until the fifth anniversary of the grant date. Notwithstanding the foregoing, in the event of (1) the death or disability of the NEO or (2) a change in control of the Company, the vested portion of the award will become payable on such date.
EXECUTIVE COMPENSATION	[40]

Outstanding Equity Awards at Fiscal Year End, December 31, 2018

	Stock Awards
Name and Principal Position	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(1)
Manuel A. Henriquez	27,794	(2)	$307,124	—		—
	189,096	(3)	$2,089,511	—		—
	230,125	(4)	$2,542,881	—		—
	254,071	(5)	$2,807,485	—		—
	—		—	812,348	(6)	$8,976,445

Scott Bluestein	8,668	(2)	$95,781	—		—
	66,183	(3)	$731,322	—		—
	92,025	(4)	$1,016,876	—		—
	101,597	(5)	$1,122,647	—		—
	—		—	487,409	(6)	$5,385,869

Melanie Grace	784	(2)	$8,663	—		—
	11,346	(3)	$125,373	—		—
	12,845	(4)	$141,937	—		—
	14,179	(5)	$156,678	—		—
(1)	Market value is computed by multiplying the closing market price of the Company’s stock at December 31, 2018 by the number of shares.
(2)	Restricted stock granted on 01/10/2016 that vests as to one-third of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 24 months.
(3)	Restricted stock units granted on 01/24/2017 that vests as to one-third of the shares underlying the awards on the first anniversary of the grant date, and the remaining shares in equal quarterly installments over the next two years. Settlement of the restricted stock units is deferred following vesting and the restricted stock units will not be settled until the earliest to occur of (1) January 24, 2021, (2) the death or disability of the NEO, (3) the separation from service of the NEO, or (4) a change in control of the Company. This amount includes earned unvested dividend equivalents earned. These dividend equivalents vest when and if the restricted stock units to which they relate vest.
(4)	Restricted stock granted on 01/09/2018 that vests as to one-third of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 24 months.
(5)	Restricted stock units granted on 01/09/2018 that vests as to one-third of the shares underlying the awards on the first anniversary of the grant date, and the remaining shares in equal quarterly installments over the next two years. Settlement of the restricted stock units is deferred following vesting and the restricted stock units will not be settled until the earliest to occur of (1) January 9, 2022, (2) the death or disability of the NEO, (3) the separation from service of the NEO, or (4) a change in control of the Company. This amount includes earned unvested dividend equivalents. These dividend equivalents vest when and if the restricted stock units to which they relate vest.
(6)	Retention PSUs vest based on the Company’s Total Shareholder Return relative to certain publicly traded BDCs over the 4-year performance period, with 0% of the target number of PSUs vesting if the relative TSR is below the 25th percentile level of the peer group, 50% of the target number of PSUs vesting if the relative TSR is at the 25th percentile level of the peer group, 100% of the target number of PSUs vesting if the relative TSR is at the 50th percentile of the peer group, 200% of the target number of PSUs vesting if the relative TSR is at the 90th percentile of the peer group and by linear interpolation between the foregoing metrics. Values shown represent the target number of shares granted, exclusive of any accrued dividend equivalents, based on the Company’s TSR performance through December 31, 2018. Dividend equivalents will accrue in the form of additional Retention PSUs, but will not be paid unless the Retention PSUs to which such dividend equivalents relate actually vest. TSR is calculated assuming dividend reinvestment and measurement begins on the date of grant and utilizes a 20-trading day volume weighted average price ending on the last trading day of the 4-year TSR performance period. In the event of death or disability occurring prior to the fourth anniversary of the date of grant, Retention PSUs will vest, along with any accrued dividend equivalents, on the date of such death or disability, with the relative TSR used to calculate such vesting to be the greater of (a) 50% and (b) the actual relative TSR as of the date of such death or disability. In the event of a voluntary termination prior to the fourth anniversary, all Retention PSUs, and accrued dividend equivalents, will be forfeited. In the event of an involuntary termination without cause prior to the fourth anniversary of the date of grant, the Retention PSUs will be pro-rated based on service through the date of termination and such pro-rated Retention PSUs will vest based on the actual relative TSR performance over the four-year TSR performance period. In the event of a termination for cause occurring at any time prior to delivery of the shares underlying the Retention PSUs, all Retention PSUs and accrued dividend equivalents will be forfeited. In the event of a change in control of the Company, Retention PSUs will vest and be paid on a non-pro-rated basis based on the actual relative TSR performance through the date of the change in control utilizing the transaction price for the Company and the peer group TSR through the date of the change in control. Settlement of the Retention PSUs is deferred following vesting until the fifth anniversary of the grant date. Notwithstanding the foregoing, in the event of (1) the death or disability of the NEO or (2) a change in control of the Company, the vested portion of the award will become payable on such date.
[41]	EXECUTIVE COMPENSATION

Options Exercised and Stock Vested in 2018

	Stock Awards
Name and Principal Position	Number of Shares Acquired on Vesting	Value Realized on Vesting
Manuel A. Henriquez	373,807	$4,788,196
Scott Bluestein	121,269	$1,556,867
Melanie Grace	19,793	$254,256

Potential Payments Upon Termination or Change in Control

Retention Agreements

In October 2017, Messrs. Henriquez and Bluestein entered into retention agreements with the Company. Pursuant to such retention agreements, if (1) the Executive’s employment is terminated by the Company without cause or by the Executive for good reason, or (2) the Company becomes an externally managed BDC and the new external advisor does not make a written offer of employment to the Executive or makes a written offer of employment to the Executive that is not on similar terms to the Executive’s current employment with the Company (including, without limitation, authority, responsibilities, base salary, annual bonus opportunity, long term incentive opportunity and retention benefits) and the Executive does not accept such offer then, subject to the Executive’s execution of a release of claims in favor of the Company, each of Mr. Henriquez and Mr. Bluestein shall be entitled to receive the following benefits:

•	Mr. Henriquez shall be entitled to receive (a) a lump sum payment in an amount equal to two times the sum of (i) annual base salary and (ii) an amount equal to the three-year average annual bonus actually earned by and paid to Mr. Henriquez for the three full performance periods immediately prior to the termination date; (b) any unpaid annual bonus earned with respect to a prior performance period and not yet paid as the date of termination; (c) a pro rata annual bonus with respect to the performance period in which termination of employment occurs, (d) (x) continued vesting of outstanding equity awards for two years in the case of a termination not in connection with a change in control of the Company or (y) full vesting of outstanding equity awards in the case of a termination in connection with a change in control of the Company and (e) reimbursement of the full amount of COBRA premiums for Mr. Henriquez and his eligible dependents for 18 months following termination of employment.
•	Mr. Bluestein shall be entitled to receive (a) a lump sum payment in an amount equal to 1.75 times the sum of (i) annual base salary and (ii) an amount equal to the three-year average annual bonus actually earned by and paid to Mr. Bluestein for the three full performance periods immediately prior to the termination date; (b) any unpaid annual bonus earned with respect to a prior performance period and not yet paid as the date of termination; (c) a pro rata annual bonus with respect to the performance period in which termination of employment occurs, (d) (x) continued vesting of outstanding equity awards for 1.75 years in the case of a termination not in connection with a change in control of the Company or (y) full vesting of outstanding equity awards in the case of a termination in connection with a change in control of the Company and (e) reimbursement of the full amount of COBRA premiums for Mr. Bluestein and his eligible dependents for 18 months following termination of employment.
EXECUTIVE COMPENSATION	[42]

Accelerated Vesting of Equity Awards*

Subject to continued vesting or full vesting acceleration under the retention agreements with Messrs. Henriquez and Bluestein described above, no unvested awards of restricted stock or restricted stock units will vest if the NEO terminates employment prior to the applicable vesting date. In the event of the death or disability of an NEO or a change in control of the Company, all unvested restricted stock units will vest in full and will be settled as soon as reasonably practicable following such death, disability or change in control. With respect to the Retention PSUs, in the event of death or disability occurring prior to the fourth anniversary of the date of grant, Retention PSUs will vest, along with any accrued dividend equivalents, on the date of such death or disability, with the relative TSR used to calculate such vesting to be the greater of (a) 50% and (b) the actual relative TSR as of the date of such death or disability. In the event of a voluntary termination prior to the fourth anniversary, all Retention PSUs, and accrued dividend equivalents, will be forfeited. In the event of an involuntary termination without cause prior to the fourth anniversary of the date of grant, the Retention PSUs will be pro-rated based on service through the date of termination and such pro-rated Retention PSUs will vest based on the actual relative TSR performance over the four-year TSR performance period. In the event of a termination for cause occurring at any time prior to delivery of the shares underlying the Retention PSUs, all Retention PSUs and accrued dividend equivalents will be forfeited. In the event of a change in control of the Company, the Retention PSUs will vest and be paid on a non-pro-rated basis based on the actual relative TSR performance through the date of the change in control utilizing the transaction price for the Company and the peer group TSR through the date of the change in control. Settlement of the Retention PSUs is deferred following vesting until the fifth anniversary of the grant date. Notwithstanding the foregoing, in the event of (1) the death or disability of the NEO or (2) a change in control of the Company, the vested portion of the award will become payable on the date of such death, disability or change in control.

The following table provides estimates of the potential payments and benefits each NEO would receive assuming his or her employment was terminated on December 31, 2018. In the event an NEO was terminated on such date for cause, no payments and benefits under the retention agreement would become payable and the Retention PSUs would be forfeited.

Name and Principal Position	Benefit	Upon death or disability(1)	Upon a change in control(1)	Termination without cause prior to a change in control(2)	Resignation for good reason prior to a change in control(2)		Termination without cause or resignation for good reason after a change in control(2)
Manuel A. Henriquez	Salary	—	—	$1,710,000	$1,710,000		$1,710,000
	Bonus	—	—	$3,800,000	$3,800,000		$3,800,000
	Other(3)	—	—	$50,994	$50,994		$50,994
	Accelerated equity award vesting	$14,561,889	$11,343,477	$8,375,546	$7,301,133	(4)	$14,193,482
	Total	$14,561,889	$11,343,477	$13,936,540	$12,862,127		$19,754,476

Scott Bluestein	Salary	—	—	$901,250	$901,250		$901,250
	Bonus	—	—	$1,764,583	$1,764,583		$1,764,583
	Other(3)	—	—	$67,482	$67,482		$67,482
	Accelerated equity award vesting	$7,652,910	$5,721,867	$3,254,568	$2,609,922	(4)	$6,834,524
	Total	$7,652,910	$5,721,867	$5,987,883	$5,343,237		$9,567,839

*	Under certain equity awards, vesting accelerates upon a “Covered Transaction.” A Covered Transaction is defined in the Equity Plan as any of the following: (i) a consolidation, merger, stock sale, reverse merger or similar transaction or series of related transactions which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all the Company’s assets; (iii) a dissolution or liquidation of the Company; (iv) following such time as the Company has a class of equity securities listed on a national securities exchange or quoted on an inter-dealer quotation system, a change in the membership of the Board for any reason such that the individuals who, as of the effective date of the Equity Plan (the “Effective Date”), constitute the Board of Directors of the Company (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board (a “Board Change”); provided, however, that any individual becoming a director after the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Continuing Directors will be considered as though such individual were a Continuing Director, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board; or (v) a change in the management structure of the Company from an internally managed business development company to an externally managed business development company pursuant to which the Company enters into an investment advisory agreement with a third-party advisor. A Covered Transaction is sometimes referred to herein as a change in control.
[43]	EXECUTIVE COMPENSATION

Name and Principal Position	Benefit	Upon death or disability(1)	Upon a change in control(1)	Termination without cause prior to a change in control(2)	Resignation for good reason prior to a change in control(2)	Termination without cause or resignation for good reason after a change in control(2)
Melanie Grace	Accelerated equity award vesting	$282,051	$282,051	—	—	$282,051
	Total	$282,051	$282,051	—	—	$282,051
(1)	In the event of the death or disability of an NEO or a change in control of the Company, all unvested restricted stock units will vest in full and will be settled as soon as reasonably practicable following such death, disability or change in control. On December 31, 2018, Messrs. Henriquez and Bluestein and Ms. Grace held the following number of outstanding restricted stock units, respectively: 443,167 units, 167,780 units and 25,525 units. With respect to Retention PSUs held by Messrs. Henriquez and Bluestein, in the event of death or disability occurring prior to the fourth anniversary of the date of grant, Retention PSUs will vest, along with any accrued dividend equivalents, on the date of such death or disability, with the relative TSR used to calculate such vesting to be the greater of (a) 50% and (b) the actual relative TSR as of the date of such death or disability. On December 31, 2018, the greater is a relative TSR of 50%, and thus, 100% of the target amount of the Retention PSUs and accrued dividend equivalents would have vested had a death or disability occurred on such date. Accordingly, Messrs. Henriquez and Bluestein would have vested in 874,651 PSUs and 524,791 PSUs, respectively. In the event of a change in control of the Company, the Retention PSUs will vest and be paid on a non-pro-rated basis based on the actual relative TSR performance through the date of the change in control. Assuming a change in control of the Company occurred on December 31, 2018, based on the Company’s closing stock price of $11.05, 66.7% of the target amount of the Retention PSUs and accrued dividend equivalents would have vested, which would have resulted in Messrs. Henriquez and Bluestein vesting in 583,392 PSUs and 350,036 PSUs, respectively.
(2)	Pursuant to the retention agreements entered into by Messrs. Henriquez and Bluestein, each of Mr. Henriquez and Mr. Bluestein shall be entitled to receive certain benefits described above under the section titled “Retention Agreements”. The amounts included in the rows for salary, bonus, other and accelerated equity award vesting (except for amounts with respect to Retention PSUs) are governed by the retention agreements. For purposes of determining the payments and benefits that Messrs. Henriquez and Bluestein would be entitled to under the retention agreements, salaries of $855,000 and $515,000, and three-year average annual bonuses of $1,566,667 and $741,667 were used for Messrs. Henriquez and Bluestein, respectively, in each case. With respect to accelerated equity award vesting, on December 31, 2018, Mr. Henriquez held 443,167 outstanding restricted stock units and 257,919 shares of restricted stock of which 421,994 restricted stock units and 238,742 shares of restricted stock would vest within two years of December 31, 2018, and Mr. Bluestein held 167,780 outstanding restricted stock units and 100,693 shares of restricted stock of which 150,837 restricted stock units and 85,355 shares of restricted stock would vest within 1.75 years of December 31, 2018. The retention agreement does not modify the terms of the Retention PSUs. With respect to the Retention PSUs, in the event of an involuntary termination without cause prior to the fourth anniversary of the date of grant, the Retention PSUs will be pro-rated based on service through the date of termination and such pro-rated Retention PSUs will vest based on the actual relative TSR performance over the four-year TSR performance period. Assuming a termination without cause on December 31, 2018, 16.67% would be prorated for service through December 31, 2018. Because the actual relative TSR performance over the performance period will not be known until after the performance period ends on May 2, 2022, the actual relative TSR performance has been based on the actual relative TSR performance as of December 31, 2018, which would result in assumed vesting of 66.7% of the target amount of the Retention PSUs and accrued dividend equivalents. Thus, after prorating for a short service period ending on December 31, 2018, Messrs. Henriquez and Bluestein would have vested in 97,232 PSUs and 58,339 PSUs, respectively. Such number of vested PSUs earned by Messrs. Henriquez and Bluestein would increase by the amount of dividend equivalents accrued until the end of the performance period on May 2, 2022, which amount of dividend equivalents will be dependent on the Company’s stock price and the amount of each such dividend.
(3)	Reimbursement of the full amount of COBRA premiums for the Executive and his eligible dependents for 18 months following termination of employment, estimated at $2,833 per month and $3,749 per month for Messrs. Henriquez and Bluestein, respectively.
(4)	In the event of a termination for good reason, no Retention PSUs will vest.
EXECUTIVE COMPENSATION	[44]

COMPENSATION OF DIRECTORS

Our Compensation Committee has the authority from our Board for the appointment, compensation and oversight of our outside compensation consultant. Our Compensation Committee generally engages a compensation consultant every other year to assist it with its responsibilities related to our director compensation program.

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our directors during the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Robert P. Badavas	$235,000	—	—	—	$235,000
Thomas J. Fallon	$210,000	—	—	$1,033	$211,033
Joseph F. Hoffman	$172,500	—	—	$3,133	$175,633
Allyn C. Woodward, Jr.(3)	$81,250	—	—	$516	$81,766
Doreen Woo Ho	$161,250	—	—	$1,549	$162,799
Brad Koenig	$220,231	—	—	—	$220,231
Jorge Titinger	$217,757	—	—	—	$217,757
Carol L. Foster	—	—	—	—	—
Gayle Crowell	—	—	—	—	—
Manuel A. Henriquez(4)	—	—	—	—	—
(1)	Mr. Badavas earned $125,000 in cash and elected to receive additional retainer fees of 8,382 shares in lieu of cash with a total value of $110,000; Mr. Fallon earned $100,000 in cash and elected to receive additional retainer fees of 8,556 shares in lieu of cash with a total value of $110,000; Mr. Hoffman earned $122,500 in cash and elected to receive an additional retainer fee of 3,802 shares in lieu of cash with a total value of $50,000; Mr. Woodward earned $81,250 in cash; Ms. Woo Ho earned $111,250 in cash and elected to receive an additional retainer fee of 3,802 shares in lieu of cash with a total value of $50,000; Mr. Koenig earned $93,356 in cash and elected to receive additional retainer fees of 9,901 shares in lieu of cash with a total value of $126,875; and Mr. Titinger earned $167,756 in cash and elected to receive an additional retainer fee of 3,802 shares in lieu of cash with a total value of $50,000. Mses. Foster and Crowell did not receive any cash compensation during 2018.
(2)	Represents distributions paid during 2018 on unvested common stock under restricted stock awards.
(3)	Mr. Woodward resigned from the Board effective June 28, 2018.
(4)	As an employee director, Mr. Henriquez did not receive any compensation for his service as a director. The compensation Mr. Henriquez received as our chief executive officer is disclosed in the Summary Compensation Table and elsewhere under “EXECUTIVE COMPENSATION.”

As of December 31, 2018, Messrs. Badavas, Fallon, Hoffman and Ms. Woo Ho had outstanding options in the amount of 20,000, 25,000, 25,000 and 10,000, respectively. As of December 31, 2018, Mr. Hoffman held unvested shares of restricted stock in the amount of 1,666.

During 2018, the compensation for serving on our Board as an independent director included the following:

Annual Director Retainer Fee	$100,000
Annual Chairperson Fee	$25,000, Audit Committee
$25,000, Compensation Committee
$15,000, NCG Committee
Annual Lead Director Fee	$25,000

Employee directors do not receive compensation for serving on our Board. In addition, we reimburse our directors for their reasonable out-of-pocket expenses incurred in attending Board meetings.

[45]	DIRECTOR COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, restricted stock and warrants	(b) Weighted-average exercise price of outstanding options, restricted stock and warrants	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders:
2018 Equity Incentive Plan.	2,812,526	$13.53	7,849,253
2006 Non-Employee Director Plan(1)	81,666	$13.06	0
2018 Non-Employee Director Plan	—	—	300,000

Equity compensation plans not approved by stockholders:	—	—	—

Total	2,894,192	$13.50	8,149,253
(1)	Our 2006 Non-Employee Director Plan terminated on June 21, 2017 and no additional awards may be made under our 2006 Non-Employee Director Plan.
EQUITY INFORMATION	[46]

PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors unanimously recommends that you vote FOR this proposal
(Item 2 on your proxy card)

Introduction to Advisory Vote on Say-on-Pay

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 gives stockholders the opportunity to cast an advisory vote on the compensation of our NEOs, as disclosed in this Proxy Statement. Our Board recommends that stockholders approve the advisory vote on executive compensation set forth below.

Prior Advisory Vote on Executive Compensation; Continuing Stockholder Engagement

In 2018, we received 93% “say on pay” approval vote evidencing that our stockholders agree with our compensation principles and process. We provide our stockholders the ability to annually cast their advisory vote on the compensation of our NEOs.

Our Compensation Committee views as important the continuing dialogue with our stockholders on compensation and other governance matters. In advance of our 2018 annual meeting of stockholders, we engaged in direct dialogue with our largest institutional stockholders to gain broad-based insights on our executive compensation and corporate governance practices. In connection with our 2019 annual meeting, we again solicited opportunities for feedback from each of our institutional stockholders, and we completed conference calls and meetings with a number of our institutional stockholders, including our largest institutional stockholder. Given the benefits of stockholder engagement, we anticipate continuing our stockholder engagement efforts following the 2019 annual meeting and in advance of our future annual meetings.

During our stockholder outreach over the past several years, we spoke to a number of our stockholders and took the following actions to make sure our executive compensation more closely aligns Company performance to stockholder interests:

•	Aligned long-term performance incentive awards with stockholder interests by tying incentive awards to, among other things, key financial metrics based on objective criteria;
•	Enhanced our CD&A disclosure to better explain the Company’s compensation principles and process;
•	Established a clawback policy to enable the Company to recover executive incentive compensation if, among other things, the Company restates its financial statements;
•	Re-evaluated our stock ownership policy for executive officers and our directors that requires minimum ownership as a multiple of base salary, in the case of executive officers, and minimum ownership as a multiple of their annual cash retainer, in the case of our directors;
•	Removed income tax gross-up payments in the event of a future change in control of the Company; and

The above enhancements to our compensation program demonstrate our commitment to ensuring that our executive compensation program aligns our executives’ compensation with the Company’s short-term and long-term performance and stockholder interests and, at the same time, provides the compensation and incentives needed to attract, reward, motivate, and retain key executives.

2018 NEO Compensation

Please read the “Executive Compensation—Compensation Discussion and Analysis” and “EXECUTIVE COMPENSATION TABLES” for additional details about our executive compensation programs.

We believe, in light of the compensation paid by us to our NEOs in 2018 and our financial performance during the relevant periods, that our executive compensation programs are designed with the goal of providing compensation that is fair, reasonable and competitive, and our programs are intended to help us align the compensation paid to our NEOs with corporate and executive performance goals that have been established to achieve both our short-term and long-term objectives. Our Compensation Committee will continue to review the compensation programs for our NEOs to ensure our programs achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

[47]	PROPOSAL 2

2019 Advisory Vote on Say-on-Pay

Our Compensation Committee believes that our executive compensation programs, executive officer pay levels and individual pay actions approved for our executive officers, including our NEOs, are directly aligned with our executive compensation philosophy, fully support our business goals and our operating plan and provide an appropriate balance between risk and incentives. We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2019 annual meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables and narrative discussion contained in this Proxy Statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Broker Non-Votes

Broker non-votes are votes cast for shares held by a broker or other nominee for which the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares on non-routine proposals. Proposal 2 is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 2, the advisory vote on executive compensation. Therefore, if you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your shares will have no effect on Proposal 2.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 2	[48]

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

The Board of Directors unanimously recommends that you vote FOR this proposal
(Item 3 on your proxy card)

Our Audit Committee and our non-interested directors have selected PwC to serve as our independent public accountant for the fiscal year ending December 31, 2019. This selection is subject to the ratification or rejection by our stockholders.

During the two most recent fiscal years, neither Hercules or any person on its behalf has consulted with PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K under the Exchange Act.

PwC has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in Hercules or its affiliates. It is expected that a representative of PwC will be present at the 2019 annual meeting of stockholders and will have an opportunity to make a statement if he or she chooses and will be available to answer other questions.

Required Vote

This proposal requires the affirmative vote of the majority of the votes cast at the 2019 annual meeting of stockholders in person or by proxy. Abstentions will not be counted as votes cast and will have no effect on the result of the vote. The persons named in the accompanying proxy intend to vote proxies received by them in favor of this proposal unless a choice of “Against” or “Abstain” is specified.

Broker Non-Votes

Broker non-votes are votes cast for shares held by a broker or other nominee for which the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares on non-routine proposals. Proposal 3, the ratification of the selection of PwC to serve as our independent registered public accounting firm, is a routine matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with voting instructions, then your broker, bank or nominee will be able to vote your shares for you on Proposal 5.

Principal Accountant Fees and Services

The following aggregate fees by PwC, our independent public accounting firm, were billed to us for work attributable to 2018 and 2017 audit, tax and other services.

	Fiscal Year Ended (in millions)
	2018	2017
Audit Fees	$1.3	$1.3
Audit-Related Fees	—	—
Tax Fees	$0.1	$0.1
All Other Fees	0.2	—
Total Fees:	$1.6	$1.4

Audit Fees. Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

Tax Fees. Tax fees in fiscal years 2018 and 2017 include professional fees for tax compliance and tax advice.

[49]	PROPOSAL 3

All Other Fees. Fees for other services would include fees for products and services other than the services reported above. Other fees billed in fiscal years 2018 and 2017 relate to on-line technical accounting software service. Our Audit Committee has considered the compatibility of non-audit services with the auditor’s independence.

Pre-Approval Policy

All services rendered by PwC were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee for 2018 and 2017, as applicable, in accordance with its pre-approval policy. The Audit Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditors. The policy requires the Audit Committee to approve each audit or non-audit engagement or accounting project involving the independent auditors and the related fees, prior to the commencement of the engagement or project to make certain that the provision of such services does not adversely affect the firm’s independence. Approval of such engagement is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to the Audit Committee chairman or any of the Audit Committee members who is an independent director, so long as the estimated fee for the particular service for which pre-approval is sought does not exceed $100,000. Our Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent public accounting firm to management.

AUDIT COMMITTEE REPORT

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. Our Audit Committee’s responsibility is to monitor and oversee these processes. Our Audit Committee is also directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm.

Review of Management

Our Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to our Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

Our Audit Committee has discussed with PwC, our independent registered accounting firm, PwC’s judgements about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required to be discussed by Statement of Auditing Standards No. 16.

Our Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable Public Company Accounting Oversight Board rule regarding the independent accountant’s communications with Audit Committees concerning independence and has discussed with the auditors the auditors’ independence. Our Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.

During 2018, our Audit Committee met with members of senior management and the independent registered public accounting firm to review the certifications provided by our chief executive officer and our chief financial officer under Sarbanes-Oxley, the rules and regulations of the SEC and the overall certification process. At these meeting, our officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in the internal control over financial reporting.

PROPOSAL 3	[50]

Conclusion

Based on our Audit Committee’s review and discussions referred to above, our Audit Committee recommended that our Board include the audited financial statements in our annual report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

AUDIT COMMITTEE MEMBERS
Joseph F. Hoffman, Chair Brad Koenig Robert P. Badavas Carol L. Foster

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

STOCKHOLDER PROPOSALS

A stockholder who intends to present a proposal at our 2020 annual meeting of stockholders pursuant to the SEC’s Rule 14a-8 must submit the proposal in writing to Hercules at our address in Palo Alto, California, and we must receive the proposal on or before December 31, 2019, in order for the proposal to be considered for inclusion in our Proxy Statement for that meeting. The submission of a proposal does not guarantee its inclusion in our Proxy Statement or presentation at the 2020 annual meeting of stockholders.

Under our current Bylaws, nominations for directors and proposals of business, other than those to be included in our proxy materials following the procedures described in Rule 14a-8, may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required in our Bylaws. Except as noted below, to be timely, proposals and nominations with respect to the 2020 annual meeting of stockholders must be delivered to our secretary no earlier than the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. For the 2020 annual meeting of stockholders, we must receive such proposals and nominations no earlier than December 1, 2019 and no later than December 31, 2019. If the date of the annual meeting has been changed by more than thirty calendar days from the first anniversary of the date of the preceding year’s annual meeting, stockholder proposals or director nominations must be so received no earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Proposals must comply with the other requirements contained in our Bylaws, including supporting documentation and other information. Proxies solicited by us will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Notices of intention to present proposals at the 2020 annual meeting of stockholders should be addressed to Melanie Grace, Secretary, Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Please note that only one copy of the Proxy Statement may be delivered to two or more stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by writing to us or by calling us at (650) 289-3060. Please direct your written requests to Melanie Grace, Secretary, Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2018, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 24, 2019, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO MELANIE GRACE, SECRETARY,

[51]	STOCKHOLDERS PROPOSALS

HERCULES CAPITAL, INC., 400 HAMILTON AVENUE, SUITE 310, PALO ALTO, CA 94301. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

You are cordially invited to attend the 2019 annual meeting of stockholders in person. Whether or not you plan to attend the 2019 annual meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board

Melanie Grace General Counsel, Chief Compliance Officer and Secretary

STOCKHOLDERS PROPOSALS	[52]

QUESTION AND ANSWER

PROXY STATEMENT GENERAL INFORMATION

Q:	Why did you send me this Proxy Statement?
A:	We have sent you this Proxy Statement and the enclosed proxy card because our Board is soliciting your proxy to vote at our 2019 annual meeting of stockholders. The annual meeting will be held at Hercules Capital, 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301, on May 30, 2019 at 9:00 a.m., Pacific Time. This Proxy Statement summarizes the information regarding the matters to be voted upon at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card or vote your shares by telephone or over the Internet in accordance with the instructions contained on the proxy card. If your shares are held in “street name,” you will receive instructions for the voting of your shares from your broker, bank or other nominee, which may permit telephone or Internet voting. Follow the instructions on the voting instruction form that you receive from your broker, bank or other nominee to ensure that your shares are properly voted at the annual meeting. Further information on voting your shares is provided below under “How do I vote?”

We plan to begin mailing this Proxy Statement on or about April 29, 2019 to all stockholders entitled to vote their shares at our annual meeting.

Q:	Who can vote, and how many votes do I have?
A:	If you owned shares of our common stock at the close of business on April 24, 2019, you are entitled to vote your shares at our 2019 annual meeting. This date is the record date for the annual meeting. As of the record date, we had 97,208,899 shares of common stock outstanding.

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that it is voted on at the annual meeting.

Q:	How do I vote?
A:	If your shares are registered in your name, you may vote in person at the annual meeting or by proxy without attending the meeting. Registered stockholders may also vote by telephone or over the Internet by following the instructions included with your proxy card or the notice we mailed to you. In addition, if you received a printed proxy card, you may mark, sign, date, and mail the proxy card you received from Hercules in the postage-paid return envelope. If you vote by any of these available methods, your shares will be voted at the annual meeting in accordance with your instructions. If you sign and return the proxy card or vote by telephone or over the Internet, but do not provide voting instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of our Board of directors given below.

If your shares are held in “street name” by a broker, bank or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares, which may include the ability to instruct the voting of your shares by telephone or over the Internet.

If you plan to attend the annual meeting and vote in person, we will give you a proxy card when you arrive. If your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from that broker, bank or other nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the shares on April 24, 2019, the record date for voting. Alternatively, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.

[53]	QUESTION AND ANSWER

Q:	What is the quorum requirement for the annual meeting?
A:	A quorum of stockholders must be present for any business to be conducted at the annual meeting. The quorum requirement for holding the annual meeting and transacting business is the presence in person or by proxy of a majority of our outstanding shares entitled to be voted. Abstentions and broker non-votes will be treated as shares present for determining whether a quorum is established. If there are not sufficient votes for a quorum to be established, the chairman of the annual meeting may adjourn the meeting to permit further solicitation of proxies by the company.
Q:	What does it mean if I receive more than one proxy card?
A:	If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Q:	What is householding?
A:	Some banks, brokers and other nominee record holders may be “householding” our Proxy Statements, annual reports and related materials. “Householding” means that only one copy of these documents may have been sent to multiple stockholders in one household. If you would like to receive your own set of Hercules’ Proxy Statements, annual reports and related materials, or if you share an address with another Hercules stockholder and together both of you would like to receive only a single set of these documents, please contact your bank, broker or other nominee.
Q:	May I change my vote or revoke my proxy?
A:	If you are a registered stockholder, you may revoke or change your proxy at any time before it is voted by notifying the secretary of Hercules in writing, by returning a signed proxy with a later date or submitting an electronic proxy as of a later date or by attending the meeting and voting in person. If your shares are held in “street name,” you must contact your bank, broker or other nominee for instructions on changing your vote.
Q:	What if I do not specify how my shares are to be voted?
A:	If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the annual meeting, your shares will not be voted at the annual meeting.

If you hold your shares in “street name,” your bank, broker or other nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the NYSE, your bank, broker or other nominee does not have discretion to vote your shares on non-routine matters. Proposal 1 and Proposal 2 are non-routine matters. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1, the election of directors or Proposal 2, the advisory vote on executive compensation. Proposal 3, the ratification of the selection of PwC to serve as our independent registered public accounting firm, is a routine matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with voting instructions, then your broker, bank or nominee will be able to vote your shares for you on Proposal 3.

QUESTION AND ANSWER	[54]

Q:	What are the Board’s recommendations on how to vote my shares?
A:	Our Board of directors recommends the following:
•	Proposal 1—FOR the election of the nominees named herein as a director
•	Proposal 2—FOR the approval of the advisory proposal on named executive officer compensation
•	Proposal 3—FOR the ratification of PwC as our independent public accounting firm

In addition, if other matters are presented at the annual meeting, the persons named in the proxy card as proxy holders are authorized to vote on the additional matters as they determine.

Q:	What if I do not specify how my shares are to be voted?
A:	If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•	Proposal 1—FOR the election of the nominee named herein as a director
•	Proposal 2—FOR the approval of the advisory proposal on named executive officer compensation
•	Proposal 3— FOR the ratification of PwC as our independent public accounting firm
•	In the discretion of the named proxies regarding any other matters properly presented for a vote at the annual meeting

If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, your bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the NYSE’s rules, banks, brokers and other nominees do not have discretion to vote on non-routine matters. Proposal 1 and Proposal 2 are non-routine matters. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1, the election of directors or Proposal 2, the advisory vote on executive compensation. Therefore, if you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your shares will have no effect on Proposal 1 or Proposal 2. Proposal 3, the ratification of the selection of PwC to serve as our independent registered public accounting firm, is a routine matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with voting instructions, then your broker, bank or nominee will be able to vote your shares for you on Proposal 3.

[55]	QUESTION AND ANSWER

Q:	What is the vote required for each proposal?
A:	Proposal	Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstentions and Broker Non-Votes
	Proposal 1—Election of two directors nominated by our Board and named in this Proxy Statement who will serve for the terms specified in this Proxy Statement	Affirmative vote of the holders of a plurality of the shares of stock outstanding	No	Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for this proposal

	Proposal 2—Approval of advisory proposal on named executive officer compensation	Affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy	No	Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote

	Proposal 3—Ratification of the selection of PwC to serve as our independent public accounting firm for the fiscal year ending December 31, 2019	Affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy	Yes	Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote
Q:	What are abstentions and “broker non-votes”?
A:	An abstention represents action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a stockholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares, or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.
Q:	Who is paying for the costs of soliciting these proxies?
A:	Hercules will pay all the costs of soliciting these proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. In addition to the solicitation of proxies by mail, our officers and employees also may solicit proxies by telephone, fax or other electronic means of communication, or in person. We have has also retained Broadridge Financial Services Inc. to assist in the solicitation of proxies for estimated fees of $5,000 plus out-of-pocket expenses.
Q:	How do I find out the results of the voting at the annual meeting?
A:	Preliminary voting results will be announced at the annual meeting. Final voting results will be published on Form 8-K within four (4) business days from the date of the annual meeting.
Q:	Who should I call if I have any questions?
A:	If you have any questions about the annual meeting, voting or your ownership of our common stock, please call Michael Hara, Investor Relations at (650) 433-5578 or send an e-mail to Melanie Grace, Secretary, at mgrace@htgc.com or call her at 650-600-5405.
QUESTION AND ANSWER	[56]

HERCULES CAPITAL, INC.
400 HAMILTON AVENUE
SUITE 310
PALO ALTO, CA 94301
ATTN: MELANIE GRACE

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E75438-P24307

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HERCULES CAPITAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Joseph F. Hoffman
02) Doreen Woo Ho

The Board of Directors recommends you vote FOR the following proposals:

NOTE: All such other business as may properly come before the meeting will be transacted or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E75439-P24307

HERCULES CAPITAL, INC.
Annual Meeting of Stockholders
May 30, 2019
This proxy is solicited by the Board of Directors.

The stockholder(s) hereby appoint(s) Scott Bluestein and Melanie Grace, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HERCULES CAPITAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., PDT on May 30, 2019, at Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side